UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

Time and Date:	10:00 a.m. Eastern Standard Time, on January 30, 2020

Place:	Dechert LLP, 1095 Avenue of the Americas, New York, New York 10036

Items of Business:	1. Election of five directors for a term of three years

2. To conduct an advisory vote on executive compensation

3. Approval of Amendment No. 2 to the 2016 Equity Incentive Plan, to authorize an increase in the number of shares available for future awards

4. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020

5. Any other matters that properly come before the meeting

Who may Vote:	You can vote if you were a stockholder at the close of business on December 10, 2019, the record date

Materials to Review:

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2019 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, at the following website: http://www.astproxyportal.com/ast/03170

About Proxy Voting:

Your vote is important. Proxy voting permits stockholders unable to attend the Annual Meeting to vote their shares through a proxy. Most stockholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. You can vote your shares by completing and returning your proxy card. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. Most stockholders can also vote shares by following the Internet or telephone voting instructions provided on the proxy card. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this Proxy Statement and on the proxy card.

This Proxy Statement is dated December 17, 2019
and is being mailed with the form of proxy on or shortly after December 17, 2019.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the U.S. Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Thursday, January 30, 2020 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2019 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.astproxyportal.com/ast/03170.

By Order of the Board of Directors

Seth L. Kaplan
Senior Vice President, General Counsel
and Secretary

ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after December 17, 2019, this Proxy Statement is being mailed to stockholders who were stockholders as of the December 10, 2019 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2019 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2019 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about December 17, 2019 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of five directors for a term of three years

2.	To conduct an advisory vote on executive compensation

3.	Approval of Amendment No. 2 to the 2016 Equity Incentive Plan (“Amendment No. 2”), to authorize an increase in the number of shares available for future awards

4.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on December 10, 2019. Each share of stock is entitled to one vote.

How do I vote?

Voting by Proxy

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or, for those stockholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the mailed proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

Voting at the Meeting

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting, or if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned, but do not include voting instructions will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, FOR the approval of Amendment No. 2 to the 2016 Equity Incentive Plan and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one notice or proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC (“AST”) and its telephone number is 718-921-8300.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2019 Annual Report, to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees, and conserves natural resources. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2019 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement or our 2019 Annual Report, stockholders may write or call our transfer agent at the following address and telephone number:

American Stock Transfer and Trust Company
Proxy Fulfillment Services
6201 15th Avenue, Brooklyn, NY 11219
888-776-9962

Stockholders who are the beneficial owner, but not the record holder, of shares of Griffon Stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine”

matters, including the ratification of accountants. At our meeting, these shares will be counted as voted by the brokerage firm with respect to the ratification of accountants.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two and three are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases in which you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing a completed proxy card. Shares owned by ESOP participants may NOT be voted in person at the Annual Meeting.

AST will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Wells Fargo Bank, N.A., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote the unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. AST will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person, if you properly submit your proxy or if your shares are registered in the name of a bank or brokerage firm and you do not provide voting instructions and such bank or broker casts a vote on the ratification of accountants. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of December 10, 2019 must be present at the meeting. This is referred to as a quorum. On December 10, 2019, there were 46,908,654 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Shares not voted on the election of directors will have no effect on the vote for election of directors.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required for approval of Amendment No. 2 to the 2016 Equity Incentive Plan?

Approval of Amendment No. 2 to the Griffon Corporation 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve Amendment No. 2 receives the required number of affirmative votes, a vote to abstain will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer on this proposal without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. A vote to abstain will be counted as a vote against this proposal.

PROPOSAL 1—ELECTION OF DIRECTORS

Our certificate of incorporation provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, divided into three classes as nearly equal in number as possible, with no class containing less than four directors, whose terms of office expire in successive years. Our Board of Directors now consists of thirteen directors as set forth below.

Class I (To Serve Until the Annual Meeting of Stockholders in 2020)	Class II (To Serve Until the Annual Meeting of Stockholders in 2021)	Class III (To Serve Until the Annual Meeting of Stockholders in 2022)
Thomas J. Brosig(1)(2)	Henry A. Alpert(3)(4)	Louis J. Grabowsky(1)
Rear Admiral Robert G.	Ronald J. Kramer(4)	Robert F. Mehmel
Harrison (USN Ret.)(3)	General Victor Eugene	Cheryl L. Turnbull(3)
Lacy M. Johnson(2)	Renuart (USAF Ret.)(4)	William H. Waldorf(1)
James W. Sight(4)	Kevin F. Sullivan(1)(4)
Samanta Hegedus Stewart(2)

(1)	Member of Audit Committee.

(2)	Member of Nominating and Corporate Governance Committee.

(3)	Member of Compensation Committee.

(4)	Member of Finance Committee.

Thomas J. Brosig, Rear Admiral Robert G. Harrison, Lacy M. Johnson, James W. Sight and Samanta Hegedus Stewart are nominated for election at this Annual Meeting of stockholders, as directors in Class I, to hold office until the annual meeting of stockholders in 2023, or until their successors are chosen and qualified. Each nominee is currently a director on our Board.

Unless you indicate otherwise, shares represented by executed proxies will be voted for the election as directors of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board of Directors. We have no reason to believe that any of the nominees for election at this Annual Meeting of stockholders will be unavailable or, if elected, will decline to serve. Mr. Sight, who joined our Board in August 2019, was recommended for consideration by our Nominating and Corporate Governance Committee by Mr. Kramer, our Chairman and Chief Executive Officer. Mr. Johnson, who joined our Board in November 2019, was recommended for consideration by our Nominating and Corporate Governance Committee by an external professional advisor to the Company.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated

requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

Nominee Biographies (ages as of January 1, 2020)

Mr. Thomas J. Brosig (age 70) has been a director since 2015. Since January 2017, Mr. Brosig has been President of Nikki Beach, a global multi-faceted luxury lifestyle and hospitality brand. From November 2015 to December 2016, Mr. Brosig provided financial and operational consulting services to Nikki Beach. From 2012 to October 2015, Mr. Brosig served as a strategic business consultant, providing financial and operational consulting services to a variety of companies primarily in the gaming and hospitality industries. Mr. Brosig was Chief Executive Officer of MVB Holdings LLC, owner of a resort and gaming property located in Biloxi, Mississippi, from December 2011 until August 2012, and President from August 2012 to November 2012. Prior to joining MVB Holdings, Mr. Brosig was a consultant in the gaming and hospitality industries from 2003 to 2011. From January 1999 through February 2003, he served as Senior Vice President of Park Place Entertainment Corporation, one of the largest owners and operators of casinos in the world. Prior to that time, he served a predecessor company, Grand Casinos, Inc., in a variety of executive roles from January 1990 to January 1999. Mr. Brosig serves on the Board of Directors of G-III Apparel Group, LTD. (NASDAQ:GIII). Mr. Brosig’s extensive experience as a corporate executive and as a business consultant allows him to assist the Board in all aspects of corporate management and operational matters.

Rear Admiral Robert G. Harrison (USN Ret.) (age 83) has been a director since February 2004. He was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1994. Since retirement, Rear Admiral Harrison has been a consultant for various defense systems companies in the areas of acquisition, support and program management. Rear Admiral Harrison was a director for Indra Systems, a company engaged in the manufacture and support of training and simulation systems and automatic test equipment, from 2004 to July 2015. By virtue of his services as a senior officer in the U.S. Navy and his service as a director of and consultant to other companies, Rear Admiral Harrison brings to the Board extensive experience in the management of large organizations and the approaches and perspectives involved in military procurement.

Mr. Lacy M. Johnson (age 67) has been a director since November 2019. Mr. Johnson is a partner with the law firm of Ice Miller LLP, where he has practiced since January 1993. His primary practice areas focus on public affairs services and he serves as co-chair of the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. Mr. Johnson serves on the Board of Directors of Kemper Corporation (NYSE:KMPR). As a practicing attorney for over twenty years, Mr. Johnson brings to the Board broad experience and insight in various aspects of business law; in addition, Mr. Johnson’s background in public affairs and government relations brings a unique perspective to the Board.

Mr. James W. Sight (age 64) has been a Director since July 2019. Mr. Sight has been a private investor for over twenty five years, serving on the boards of numerous public companies, including most recently Photomedex, Inc. (formerly NASDAW: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU). Mr. Sight brings to the Board substantial experience regarding financing matters, as well as the perspective of a long-term investor.

Ms. Samanta Hegedus Stewart (age 44) has been a Director since September 2018. She has been Senior Vice President and Head of Investor Relations at Endeavor, a global leader in sports, entertainment and fashion with a portfolio of companies including WME, IMG and UFC, since February 2019. Endeavor is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. From 2013 to 2018, she was Head of Investor Relations for Manchester United, an English Premier League football team; Director of Investor Relations at Snap Inc. (NYSE:SNAP), leading the investor relations efforts behind its initial public offering; and Chief Investment Officer of Soho House, a global private membership club and lifestyle brand that features hotels, food and beverage venues, gyms and retail outlets. Prior to such time, Ms. Stewart was Vice President of Investor Relations for Wynn Resorts, Ltd. (NASDAQ:WYNN), a developer, owner and operator of destination casino resorts, for ten years. Ms. Stewart began her career in investment banking at Morgan Stanley. Ms. Stewart brings to the Board important perspectives regarding potential investments and acquisitions, as well as regarding investor relations and media and public relations.

Standing Director Biographies (ages as of January 1, 2020)

Mr. Henry A. Alpert (age 72) has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ:BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, and experience in operations.

Mr. Louis J. Grabowsky (age 68) has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the Board of Directors of Cambrex Corporation (NYSE:CBM), as well as on the boards of various portfolio companies in which Juniper Capital is an investor. Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

Mr. Ronald J. Kramer (age 61) has been our Chief Executive Officer since April 2008, a director since 1993 and Chairman of the Board since January 2018. Mr. Kramer was Vice Chairman of the Board from 2003 until January 2018. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ:WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He is currently a member of the board of directors of Business Development Corporation of America. Mr. Kramer has been a senior executive officer of a number of corporations, and brings to the Board extensive experience in all aspects of finance and business transactions.

Mr. Robert F. Mehmel (age 57) has been our President and Chief Operating Officer since December 2012 and a director since May 2018. From August 2008 to October 2012, he was President and

Chief Operating Officer of DRS Technologies (“DRS”), a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide. From May 2006 to August 2008, Mr. Mehmel was Executive Vice President and Chief Operating Officer of DRS and from January 2001 to May 2006, he was Executive Vice President, Business Operations and Strategy, of DRS. Prior to joining DRS, Mr. Mehmel held a number of executive and management roles of increasing responsibility in the defense and electronics industry. Mr. Mehmel brings to the Board extensive experience in the defense industry, as well as with respect to mergers and acquisitions and all aspects of corporate operations and management.

General Victor Eugene Renuart (USAF Ret.) (age 70) has been a director since January 2014. He was an officer in the United States Air Force for over thirty-nine years prior to his retirement in 2010. General Renuart’s military service culminated with his service as Commander, North American Aerospace Defense Command and United States Northern Command from 2007-2010. During his tenure in the U.S. Air Force, General Renuart served as Senior Military Assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. From 2010 to 2012, General Renuart served as Vice President, National Security and Senior Military Advisor to the CEO for BAE Systems, Inc. Since 2012, General Renuart has been President of The Renuart Group, LLC, a defense, homeland security, energy, and leadership consulting firm. General Renuart is also Chairman of the Indiana Innovation Institute, a non-profit, applied research organization supporting the Department of Defense and major research universities in Indiana. He also serves as the Chairman of the Board of Memorial Hospital System located in Colorado Springs, Colorado and as a Director of the University of Colorado Health System, and also serves on the boards of various private companies in the defense industry. As the former Chief Executive and Operating Officer for large military organizations with responsibility for an annual multi-billion dollar budget, General Renuart brings to the Board experience in the management and fiscal oversight of large organizations. His experience as a senior military officer also provides him with experience and insight regarding government policy and procurement.

Mr. Kevin F. Sullivan (age 66) has been a Director since 2013. Mr. Sullivan is a Managing Director at MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments. Prior to joining MidOcean in 2013, Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1980 until November 2012. Mr. Sullivan held positions of increasing responsibility over his 32 years at Deutsche Bank and Bankers Trust, including Global Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was also a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan serves on the Board of Directors of Studio City International Holdings Limited (NYSE:MSC). Mr. Sullivan’s decades of experience in finance, banking and capital markets allow him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

Ms. Cheryl L. Turnbull (age 59) has been a director since May 2018. She has been Senior Director—New Ventures and Venture Capital at The Ohio State University since 2013. From 2009 to 2012, Ms. Turnbull was a founding partner at Capital Transactions, LLC, a corporate advisory firm that partners with senior management teams and corporate boards at privately held companies to consult regarding business strategy, operating and financial plans and funding. Prior to 2012, Ms. Turnbull served in a variety of private equity, venture capital and other investment management roles, and served as a managing director at a merchant bank. Ms. Turnbull currently serves on the boards of directors of a number of non-profit and community organizations. Her extensive experience in working with corporate management teams and boards allows her to assist the Board in a wide array of operational and financial matters.

Mr. William H. Waldorf (age 81) has been a director since 1963. He has been President of Landmark Capital, LLC, an investment firm, for more than the past five years. Mr. Waldorf’s extensive financial and investment experience as an active entrepreneur and President of an investment company for over thirty years brings to the Board the analytical framework of a long-term investor.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Brosig, Grabowsky, Harrison, Johnson, Renuart, Sight, Sullivan and Waldorf, and Ms. Stewart and Ms. Turnbull, are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer and Robert F. Mehmel) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton LLP in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Grabowsky has no financial relationship with Grant Thornton LLP and no ability to influence Grant Thornton LLP’s operations or policies.

We currently have the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Other than the Finance Committee, all of the standing committees of the Board of Directors are composed entirely of independent directors.

Committee Membership, Meetings and Attendance

During the fiscal year ended September 30, 2019, there were:

•	6 meetings of the Board of Directors;

•	4 meetings of the Audit Committee;

•	7 meetings of the Compensation Committee;

•	2 meetings of the Nominating and Corporate Governance Committee; and

•	2 meeting of the Finance Committee.

Each of our directors, except Mr. Fogg (whose absences were due to illness) attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he or she is a member, held during the period such director was a director during the fiscal year ended September 30, 2019.

We encourage all of our directors to attend our annual meetings of stockholders. All of our directors attended last year’s annual meeting of stockholders.

Board Committees

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffon.com.

The Board has determined that Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on his education, experience and background.

Our Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities paid to our executive officers, as well as to the Presidents of each of our business units. Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffon.com.

The Finance Committee is responsible for reviewing proposed transactions that will materially impact the Company’s capital structure, as well as any materials changes to the Company’s capital structure, after which it shall make a non-binding recommendation to the full Board of Directors. This includes any offerings or sales of debt or equity securities of the Company, and material credit agreements or other material financing arrangements. A copy of the Finance Committee Charter can be found on our website at www.griffon.com.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffon.com.

The Nominating and Corporate Governance Committee does not have a formal policy with regard to consideration of diversity in identifying director nominees. Our corporate governance guidelines specify that our Board should be of a sufficient size to provide for sufficient diversity among non-employee directors. The Nominating and Corporate Governance Committee may consider diversity, which could include diversity with respect to experience, skill set, age, areas of expertise and professional background, as well as race, gender and national origins, along with many other criteria, in selecting director nominees.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings. In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Board Leadership Structure; Executive Sessions

Consistent with past practices, our Board of Directors has adopted a leadership structure composed of a lead independent director and a Chair who is not an independent director. Our Chief Executive Officer serves as Chairman of the Board and our lead independent director is selected by all independent directors on our Board, and plays an active oversight role. As noted earlier, other than Messrs. Kramer and Mehmel, each of our other eleven directors is independent. Our lead independent director, Mr. Kevin F. Sullivan, has served in this role since November 2015. We believe that a lead independent director helps ensure independent oversight over the Company. The lead independent director’s duties and responsibilities include, among others:

•	Presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•	Serving as a liaison between the Chairman and the independent directors

•	Together with the Chairman, establishing the agenda for meetings of the Board

•	Overseeing the flow of information to the Board, and coordinating with the independent directors to ensure that they have access to information they request from time to time

•	Overseeing the board and committee annual self-evaluation process

•	Collaboration with the Nominating and Corporate Governance Committee in monitoring the composition and structure of the Board

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Ethics may be found on our website at www.griffon.com.

Our Board of Directors has also adopted Corporate Governance Guidelines, as required by the New York Stock Exchange rules, to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffon.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to periodically review and reassess the adequacy of their charters. Each of our standing committees is subject to an annual performance evaluation by the Board of Directors.

Director Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•

in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; and

•

in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

—	the nominee’s name, age, business address and residence address

—	the nominee’s principal occupation and employment

—

the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee

—	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

—	the stockholder’s name and record address

—

the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder

—

a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—

a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—

any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting, and such update and supplement must be delivered to, or mailed and received at, Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Henry A. Alpert, Rear Admiral Robert G. Harrison (USN Ret.) and Cheryl L. Turnbull. None of the members of the Committee were our officers or employees during fiscal year 2019 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of November 30, 2019.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percent of Class
Gabelli Funds, LLC(2)	7,348,457	15.7%
BlackRock, Inc. and affiliates(3)	4,976,297	10.6%
Dimensional Fund Advisors LP(4)	3,815,227	8.1%
The Vanguard Group(5)	3,195,377	6.8%
Henry A. Alpert(6)	64,386	*
Thomas J. Brosig(6)	21,246	*
Louis J. Grabowsky(6)	38,251	*
Brian G. Harris(7)	166,257	*
Rear Admiral Robert G. Harrison (USN Ret.)(6)	38,266	*
Lacy M. Johnson(6)	4,146	*
Seth L. Kaplan(7)	230,337	*
Ronald J. Kramer(7)(8)	3,708,488	7.9%
Robert F. Mehmel(7)	941,511	2.0%
General Victor Eugene Renuart (USAF Ret.)(6)	24,579	*
James W. Sight(6)	5,505	*
Samanta H. Stewart(6)	10,589	*
Kevin F. Sullivan(6)	27,912	*
Cheryl L. Turnbull(6)	20,805	*
William H. Waldorf(6)	54,859	*
Directors and executive officers as a group (15 persons)	5,357,137	11.4%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13D and 13G referred to in the footnotes below, ownership represents sole voting and investment power.

(2)

The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-1435. The number of shares beneficially owned is based on a Schedule 13D filed with the SEC by Gabelli Funds, LLC and certain of its affiliates on November 15, 2019.

(3)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by BlackRock, Inc. and certain of its affiliates on January 28, 2019.

(4)

The address for Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP and certain of its affiliates on February 8, 2019.

(5)

The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on February 11, 2019.

(6)	Includes shares of restricted common stock granted pursuant to our director compensation program.

(7)

Includes for Messrs. Kramer, Mehmel, Harris and Kaplan (i) 2,626 shares, 1,789 shares, 2,383 shares and 2,254 shares of common stock, respectively, allocated to their accounts under the ESOP as to which they can direct the vote, and (ii) 1,628,000 shares, 561,000 shares, 78,328 shares and 71,800 shares of restricted stock, respectively, as to which they can direct the vote.

(8)	Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

As of November 30, 2019, there were 5,468,377 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 11.7% of our outstanding common stock. Of these shares, 3,209,069 were allocated to accounts of participants in the ESOP and 2,259,308 were unallocated and held in the ESOP’s general suspense account. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing stockholder value.

As described in more detail throughout this Compensation Discussion and Analysis, a central tenet of our compensation program is to pay for performance—and we therefore tie a substantial portion of the compensation of our most senior executives to the underlying performance of the Company. We believe that the performance of the Company and the value received by our stockholders are indications that our pay-for-performance compensation approach has achieved the desired results. Griffon and its businesses performed well in fiscal 2019, achieving record adjusted EBITDA (excluding unallocated amounts) of $245.9 million (compared to $213.5 million in fiscal 2018), and adjusted EPS of $1.08 per share (compared to $0.76 in fiscal 2018). This in turn led to a 29.8% increase in our stock price from $16.15 as of the end of fiscal 2018 to $20.97 as of the end of fiscal 2019. In addition, our stock price increased 84.1% over the last five fiscal years, from a price of $11.39 at the end of fiscal 2014 to $20.97 at the end of fiscal 2019. These increases in stock price were accomplished while the Company returned substantial capital to shareholders; over the five-year period fiscal 2015 through fiscal 2019, the Company bought back $180.9 million worth of shares under Board-authorized share repurchase programs and paid dividends of $90.3 million to its shareholders. Our total shareholder return for the period September 30, 2018 to September 30, 2019, and September 30, 2014 to September 30, 2019, assuming the immediate reinvestment of dividends, was 31.6% and 104.9%, respectively. Earnings growth, notwithstanding the return of substantial amounts of capital to shareholders, has led to increased returns on equity.

A substantial majority of the potential compensation of our senior executives is

•	performance-based,

•	based on multi-year periods, and

•	tied to goals that are intended to enhance shareholder value,

without jeopardizing our financial strength or creating incentives to take excessive risks. Compensation was also awarded in connection with the performance of ClosetMaid, a significant Board-authorized acquisition, based on performance of the ClosetMaid business over the first two years under Griffon ownership that exceeded expectations. A significant portion of the incentive compensation opportunities for our executive officers can only be realized by them on a deferred basis, subjecting executives’ pay to the same risks to which our shareholders are subject.

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the management of our businesses and the execution of the short-term and long-term strategic and financial objectives set by the Company’s Board of Directors. Our Compensation Committee utilizes a number of different performance metrics to incentivize management and evaluate and reward their performance. Our executive compensation program includes four key components:

•	competitive base salary,

•	short-term and long-term cash incentive bonuses which, for the CEO and COO (and beginning in fiscal 2019, for all of our named executive officers), are based solely upon objective company performance,

•	long-term equity-based incentive compensation, and

•	retirement, health and welfare benefits, and certain perquisites.

We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. We also believe that compensation should be competitive, reflecting the conditions in the geographic regions in which our executives are located. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our operational performance targets are challenging and consistent with the plans and budgets reviewed and approved by our Board. Our stock price targets are designed to reflect what we consider to be a meaningful rate of return to shareholders. All equity grants to our named executive officers—or “NEOs”—for the last five years have been 100% performance-based, and all annual and long-term cash bonuses to our CEO and COO (and, beginning in fiscal 2019, to all of our NEOs) are 100% performance-based. Our approach to compensation reflects, in large part, that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include managing and assessing the operational results of our segments and principal businesses, recruiting, developing and supervising management at both the subsidiary and corporate levels and overseeing various financial activities. In particular, our senior corporate management are responsible for, and continuously evaluate and assess matters relating to:

•	the maintenance of our strong consolidated balance sheet;

•	the allocation of our capital and resources among our segments;

•	the assessment and determination of our capital requirements and needs;

•	our cash and cash equivalent liquidity;

•	our financing transactions;

•	the identification and execution of acquisition or disposition opportunities, as well as the integration of businesses we acquire;

•	the return of capital to shareholders, including through opportunities to repurchase our own stock, as well as through corporate dividends;

•	the setting of operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals; and

•	the continuing evaluation of all our assets and operations.

In this regard, our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, (ii) whether the current deployment of our capital resources is optimal, and (iii) whether our existing business lines should be expanded, curtailed or disposed of, or if we ought to further diversify into new business lines or activities. Our management is tasked with determining whether our capital is best deployed for future growth in our portfolio of businesses. Accordingly, acquisitions and divestitures are part of our ongoing strategy. Since the beginning of fiscal year 2017, we completed eight acquisitions, with purchase prices ranging from $5 million to $200 million, and in February 2018 we sold our Clopay Plastics business to Berry Global Group, Inc. for $465 million, net of post-closing adjustments.

Operating and capital plans for the Company are submitted to the Board of Directors and serve as the basis for setting the operational and capital targets in our compensation program The Compensation Committee has sought to align the compensation programs under which our senior management is remunerated with these corporate and operational objectives, in a manner consistent with the business direction and strategic plan discussed and approved by the Company’s Board.

In this regard, the Compensation Committee, working with its independent compensation consultant, selected the performance metrics to be used for each of the short-term and long-term components of the Company’s cash bonus plan for the CEO and COO and, beginning in fiscal 2019, for the CFO and General Counsel as well. The Committee selected earnings before interest, taxes, depreciation and amortization (“EBITDA”) and working capital as performance measures for determining short-term cash bonuses for fiscal year 2018, reflecting the Board’s mandate and belief that (i) operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success, and (ii) maintaining adequate levels of working capital is a key indicator of creating and maintaining a strong balance sheet and provides financial strength in general to withstand the continuing uncertainty that exists in the United States and global economies. Each of these dual objectives also act as a check against the other, and therefore as a natural risk management tool, with respect to the management of our businesses. The Compensation Committee continued to place a greater relative emphasis on operational achievements than on balance sheet strength believing that operational results have a more meaningful and direct impact on shareholder value, and assigned relative weightings of 75% to EBITDA performance and 25% to achievement of applicable working capital targets.

The Committee selected cumulative Core EPS as the performance measure for determining long-term cash bonuses for our NEOs for the performance period fiscal year 2018 through fiscal year 2020. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee has been advised that, absent market conditions not in the control of management, Core EPS has a close, long-term correlation with stock price and achieving substantial growth in earnings per share over a multi-year period will increase the likelihood of providing an attractive level of total shareholder return over this period.

Finally, the Committee selected stock price growth as the performance measure for the equity grants awarded to the CEO and COO in fiscal year 2019. The Company’s stock price is required to increase a minimum of 20% over the vesting period for any of these performance-based restricted shares granted to the CEO and COO to vest. These performance-based restricted share grants are discussed in greater detail below.

Shareholder Outreach

Although the annual advisory shareholder vote on executive compensation is non-binding, the Committee has considered, and will continue to consider, the outcome of this vote each year when making compensation decisions for our Chief Executive Officer and other named executive officers. At our annual meeting of shareholders held on January 31, 2019, approximately 63% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our named executive officers. Following our 2019 annual meeting, we engaged in our annual shareholder outreach program in order to solicit the views of our significant shareholders regarding our executive compensation program. We sent an invitation by e-mail to speak with the Chairman of our Compensation Committee to each non-management shareholder known by us to hold greater than 0.75% of the Company’s stock except for one institutional holder with which management has a regular, ongoing dialogue. Institutional investors holding approximately 39% of the Company’s outstanding shares of common stock were contacted (as compared to 33% the prior year). In response, we spoke to all investors who accepted our invitation, representing approximately 11% of our outstanding common stock (as compared to 9.5% the prior year). During these conversations we asked these shareholders to bring to our attention any issues they felt should be considered by the Board or by the independent directors of the Company, and we specifically inquired as to whether they had any comments, suggestions or criticisms regarding any element or aspect of our executive compensation program or regarding any other aspect of the Company’s operations or governance. We discussed these conversations with our Board.

These shareholders expressed their views that senior executive compensation should be heavily linked to company performance, with one shareholder specifically referencing TSR as a desirable metric. Because we recognize that shareholder advisory services and others believe that stock price and TSR should be a principal measure of achievement, we use stock price and TSR as the performance measures for equity grants to our CEO and COO, which also reflects our belief that a portion of compensation should be tied directly to growth in shareholder value; as explained on pages 34 and 44-45 below, these equity awards not only become more valuable as our share price increases, but also vary in value depending on our relative TSR as compared to that of a broad market index. We also discussed certain governance matters, such as those related to Board composition and Board refreshment. The input of our shareholders was taken into account with respect to our ongoing program of Board refreshment. In response to the input from one of our shareholders we have expanded our public disclosure with respect to environmental and social considerations applicable to our business. In particular, the shareholders with whom we spoke:

•	expressed support for the Company’s operational performance and senior management;

•	expressed support for the Company’s approach to executive compensation, and its emphasis on performance-based compensation;

•	encouraged us to continue to align incentives with both TSR and operational metrics;

•	expressed agreement with the risk mitigation aspects of our executive compensation program;

•	did not propose any specific changes to our executive compensation program and did not voice any adverse commentary regarding our executive compensation decisions.

When speaking with these shareholders our Compensation Committee Chairman also indicated that we are committed to having a regular, ongoing dialogue with our significant shareholders, and encouraged each such shareholder to reach out at any time with any concerns it might have.

In addition to the specific conversations with the Chairman of our Compensation Committee noted above, management has regular contact with our largest shareholders as part of normal investor relations activities and, during these interactions, no adverse commentary was received pertaining to recent executive compensation decisions or with respect to the structure or philosophy of our executive compensation program. The Committee believes that these interactions with our shareholder base provide a strong endorsement of the compensation philosophy of the Company and the application of that philosophy by the Compensation Committee in its decision making.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•

Under our annual performance bonus plan, we used multiple objective performance measures to determine annual cash bonus eligibility for our NEOs, which discourages focusing on a single performance measure and incentivizes the executives to focus on the overall financial strength of the Company as well as on operating results.

•

With respect to each of our NEOs, we provide a mix of variable performance-based annual cash compensation (under our annual performance bonus plan), fixed cash compensation in the form of base salaries, and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses, which are exclusively performance-based. We believe this combination of variable and fixed cash compensation, a long-term equity interest which is performance-based and in other respects vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encourages appropriate—but not excessive—levels of risk assumption.

•

The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to remain focused on both the short-term and long-term success of our operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long-term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a substantial portion of the compensation of each of our NEOs is delivered in the form of a long-term cash bonus. In the case of each of our NEOs, each of the annual bonus and the long-term bonus is 100% tied to annual and three-year objective performance criteria, respectively.

•

A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a minimum three-year period, provided the applicable performance criteria are achieved. In addition, we generally require an additional post-vesting holding period for equity grants to our most senior executives—every restricted stock grant to our CEO and COO since January 2014 contains a requirement that the executive hold the shares for a period of two years after vesting. The Compensation Committee believes that the cliff vesting feature of our restricted share awards, together with the applicable performance criteria and a required post-vesting holding period for grants to our most senior executives, focuses our executive team on the long-term success of the Company, aligns their interests with those of our shareholders and, because of the multi-year vesting feature and required post-vesting holding period, subjects senior management to the long-term consequences of risks undertaken to achieve short-term objectives.

•

A significant portion of cash compensation to each of our NEOs is delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based, and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

•	We have adopted stock ownership guidelines, which serve to align the interests of our directors and executives with those of our stockholders, and encourage focus on long-term performance.

•

We have adopted an anti-hedging, anti-pledging policy prohibiting directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.

•	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

•

The Compensation Committee has, since 2012, engaged the Executive Compensation Consulting division of Arthur J. Gallagher & Co. (“Gallagher”), an independent compensation consultant, to guide it in making compensation decisions.

The Compensation Committee has adopted a policy against providing tax gross-ups, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our named executive officers.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our named executive officers and the presidents of our business units. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of its independent compensation consultant to perform analyses and provide recommendations relating to executive compensation matters, and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our NEOs under our performance bonus plans, and the mix of compensation for fiscal 2019, the Compensation Committee considered several factors. These include the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company by providing the majority of the executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Compensation Committee, from time to time, uses focused marketplace compensation analysis and reviews compensation levels at companies of similar type and size for comparison purposes in connection with the recruitment and retention of, and making other compensation decisions for, our executive officers.

The Compensation Committee, in consultation with, and based on the advice of, its independent compensation consultant, selects and utilizes a peer group (the “Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. Following the end of fiscal 2018, the Committee reconstituted the Peer Group such that the Peer Group better represents the composition of the Company’s businesses following the acquisition of the ClosetMaid and CornellCookson businesses and the disposition of the Clopay Plastics business. The Peer Group currently consists of the following 24 companies:

AAR Corp.	Advanced Drainage Systems, Inc.	Allegion plc
American Woodmark Corporation	A. O. Smith Corporation	Apogee Enterprises, Inc.
Armstrong Flooring Inc.	Armstrong World Industries, Inc.	Central Garden & Pet Company
Ciena Corporation	Esterline Technologies Corporation	Finisar Corporation
Fortune Brands Home & Security, Inc.	Gibraltar Industries, Inc.	Heico Corporation
Lennox International Inc.	Masonite International Corporation	NCI Building Systems, Inc.
Netgear, Inc.	Patrick Industries, Inc.	Quanex Building Products Corporation
Simpson Manufacturing Company Inc.	Universal Forest Products, Inc.	USG Corporation

Due to the absence of other diversified manufacturing public companies of comparable size, the Committee selected this Peer Group of public companies in the building products, consumer products and communications equipment industries, in order to best reflect the diversity of the Company’s businesses. While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Peer Group companies, in that such information does not reflect the significant additional responsibilities and skill sets required of the senior management team of a diversified manufacturing company such as ours (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the Company’s financing structure). The Committee therefore utilizes executive compensation within the Peer Group as one factor in setting the Company’s executive compensation levels, but retains the flexibility to make decisions regarding executive compensation that are in the best interests of the Company and serve the intended purpose of motivating, rewarding and retaining the executive management team.

As noted above, the Compensation Committee evaluates and approves the compensation of our named executive officers and the presidents of our business units. Although the Committee does not set the compensation of the Griffon executives below the NEO level or of the executives of our subsidiaries below the president level, the Committee is presented with compensation information regarding these executives, in order to consider how the compensation levels of these executives relate to the compensation that we pay to the NEOs and to our subsidiary presidents. In addition, in assessing compensation levels, the Compensation Committee has been generally cognizant of the high cost of living, especially housing expense, in the New York-New Jersey-Connecticut metropolitan area and the resulting challenges presented in attracting and retaining executive talent.

The Compensation Committee is engaged in a continuous evaluation of Griffon’s compensation practices for our senior management personnel. With respect to fiscal 2019 compensation, the Committee

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selected performance criteria, target levels and payment amounts to be used under the Performance Bonus Plan for fiscal 2019 (short-term component), as well as for the long-term period fiscal 2017 through fiscal 2019;

•

evaluated short-term and long-term cash bonuses to be paid following the end of fiscal 2019 to each of the NEOs under the performance bonus plan to determine their reasonableness in light of (i) the applicable performance measures and bonus opportunities established by the Committee and (ii) the operational and financial results of the Company for the applicable performance periods;

•

evaluated bonuses to be paid following the end of fiscal 2019 under the ClosetMaid bonus program, designed to incentivize and reward management with respect to (i) the performance of the ClosetMaid business during its first two years under Griffon ownership and (ii) the integration of the ClosetMaid business with the AMES business;

•	determined the performance criteria, target levels and payment amounts for our NEOs to be used for the three-year period fiscal 2019 through fiscal 2021 under the long-term cash bonus program; and

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determined the structure of restricted share grants to our named executive officers (including the type of performance measures to be used, the target levels of performance and the numbers of shares to be granted).

In making each of these decisions, the Committee consulted with and considered advice provided by Gallagher.

Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 87.9% of our CEO’s 2019 compensation was performance-based, and 75.5% of our other NEOs’ 2019 compensation was performance-based.

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified executives. As discussed above, the Compensation Committee assesses the salaries of our NEOs from time to time by analyzing the compensation paid in the marketplace, including from the Peer Group. Merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $1,082,648, effective December 1, 2018 and increased to $1,115,127, effective December 1, 2019, representing a 3.0% increase in each year, the same percentage cost of living increase that was awarded generally to corporate employees.

Mr. Mehmel’s base salary was increased to $961,010 effective December 1, 2018, and to $989,840 effective December 1, 2019, representing a 3.0% increase in each year. Mr. Harris’ base salary was increased to $434,250 effective December 1, 2018, representing a 7.4% increase, and to $455,963 effective December 1, 2019, a 5.0% increase; and Mr. Kaplan’s base salary was increased to $411,250 effective December 1, 2018, representing a 6.5% increase, and to $423,588 effective December 1, 2019, a 3.0% increase. For each annual salary increase, 3.0% represents a cost of living adjustment, and any increase in excess of 3.0% represents a merit adjustment.

Cash Incentive Bonuses. We provide cash incentive bonuses that are designed to provide variable incentive compensation opportunities to our executive officers on both an annual and long-term basis, based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses have always been 100% performance-based. In fiscal 2019, the Compensation Committee determined to provide our CFO and our General Counsel with annual and long-term cash incentive bonus opportunities based on the same financial performance objectives as our CEO and COO, so that all four of our most senior executive officers will be compensated on the basis of consistent performance objectives. As a result, beginning with fiscal 2019, all annual and long-term cash incentive bonuses opportunities and awards to all four of our NEOs are 100% performance-based.

Annual and Long-Term Cash Incentive Bonuses. Our 2016 Performance Bonus Plan (the “Performance Bonus Plan”), which was approved by stockholders at our January 2016 stockholders meeting, is the program under which we provide cash incentive compensation to our NEOs. Bonus awards under the Performance Bonus Plan had historically been intended to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m) to maximize the deductibility of compensation paid to our NEOs who are subject to the $1 million deduction limitation under Section 162(m). As discussed below under “Tax and Accounting Implications”, recent changes in tax law have eliminated the unlimited deductibility of the compensation expense related to “performance-based compensation” of our NEOs, although certain binding compensation arrangements that were in place prior to November 2, 2017 are grandfathered and exempt from the change in tax law. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific objective performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our pay-for-performance philosophy by making the payment of annual and long-term cash bonuses to our named executive officers contingent upon the achievement of pre-established and objective performance goals.

The Compensation Committee, in consultation with, and based on the advice of, its independent compensation consultant, Gallagher, determined that, beginning with bonuses paid in respect of fiscal year 2016, it will base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals over a three year period. As noted above, beginning with fiscal 2019, this applies to Messrs. Harris and Kaplan as well. The long-term bonus component is intended to discourage excessive risk taking and to better align management’s interests with the longer term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. The long-term incentive cash bonus opportunities for each performance period have been, and continue to be, based on Core EPS achieved during the relevant performance period. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, EPS. The Compensation Committee has been advised of the historical correlation between EPS and stock price, and the potential for increases in EPS to result in increases in shareholder value.

The Compensation Committee retains the power to reduce (but not increase) any annual or long-term cash bonus actually paid to any of our NEOs to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable in light of the performance of the Company and the overall compensation paid.

Long-Term Cash Incentive Awards Granted in Fiscal 2019. In early fiscal 2019, each of our NEOs was granted a long-term cash incentive bonus opportunity under the Performance Bonus Plan based on the Company’s aggregate “Core EPS” for the performance period consisting of fiscal years 2019 to 2021. The following table sets forth the amount of the bonuses that each NEO is eligible to receive under these awards based on the Company’s Core EPS for such three-year performance period. No bonus will be paid if the Company’s Core EPS for such performance period is below the specified minimum, and bonuses for Core EPS between the amounts set forth below will be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2019 to fiscal 2021 are as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan

Threshold	$2.48	$1,440,000	$360,000	$120,000	$120,000
Target	$3.10	$3,600,000	$900,000	$300,000	$300,000
Maximum	$3.72	$4,860,000	$1,215,000	$405,000	$405,000

The Company has seen significant growth in Core EPS in recent years. As shown in the chart below, Core EPS from continuing operations has increased from $0.21 per share in fiscal 2013 to $1.08 per share in fiscal 2019, representing a 31% average compounded annual growth rate during this period:

Core EPS from continuing operations was $0.76 in fiscal 2018; this means that, at the time these performance levels were adopted, a compounded annual growth rate of 16% would be required during the performance period to attain the target Core EPS level of $3.10 set forth above.

In fiscal 2019, the Compensation Committee also provided each of Messrs. Harris and Kaplan with a long-term cash incentive bonus opportunity for the long-term performance period fiscal 2017 to fiscal 2019, and for the long-term performance period fiscal 2018 to fiscal 2020. The aggregate threshold, target, and maximum amounts for aggregate Core EPS were set at $1.78, $2.22 and $2.66, respectively, for the period fiscal 2017 to fiscal 2019, and at $1.60, $2.00 and $2.40, respectively, for the period fiscal 2018 to fiscal 2020. These aggregate Core EPS amounts are the same as the levels at which each of Messrs. Kramer and Mehmel are eligible to earn payouts at the threshold, target and maximum levels for the respective periods. As noted above, this bonus structure creates a dynamic in which all four of our NEOs are compensated on the basis of consistent financial performance objectives. Each of Messrs. Harris and Kaplan are eligible to earn $120,000, $260,000 and $400,000 at the threshold, target and maximum levels for each of these two performance periods. The aggregate Core EPS levels are lower for the fiscal 2018 to fiscal 2020 period as compared to the fiscal 2017 to fiscal 2019 period due to adjustments that were made during the performance cycles to reflect the net effect of the disposition of our Plastics business and the acquisitions of our ClosetMaid and CornellCookson businesses.

Long-Term Cash Incentive Awards Payable following Fiscal 2019. As noted above, in December 2016 the Committee granted long-term cash incentive bonus opportunities to Messrs. Kramer and Mehmel for the period fiscal 2017 to fiscal 2019; and in fiscal 2019, the Committee granted Messrs. Harris and Kaplan long-term cash incentive bonus opportunities for such period. The following table sets forth the amount of the bonuses that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible to receive under these awards based on the Company’s Core EPS for the performance period. The threshold, target and maximum Core EPS amounts, as originally adopted, were later adjusted downward to reflect the exclusion of the financial results of our Plastics business (the Plastics business was sold in February 2018), and adjusted upward following the ClosetMaid and CornellCookson acquisitions to reflect the inclusion of the financial results of those business, in each case for purposes of determining Core EPS for fiscal 2018 and fiscal 2019. No bonus would be paid if the Company’s Core EPS for the performance period was below the specified minimum, and bonuses for Core EPS between the amounts set forth below would be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2017 to fiscal 2019 were as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$1.78	$1,200,000	$300,000	$120,000	$120,000
Target	$2.22	$2,400,000	$600,000	$260,000	$260,000
Maximum	$2.66	$3,600,000	$900,000	$400,000	$400,000

After the conclusion of fiscal 2019 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which the Core EPS performance targets for the period fiscal 2017 to fiscal 2019 were attained. Using fiscal 2016 as the base year, Core EPS from continuing operations increased from $0.43 in 2016 to $1.08 in 2019, reflecting a compounded annual growth rate of 36%. Aggregate Core EPS for the three-year period fiscal 2017 through 2019, which includes the results of our former Plastics business for fiscal 2017, was $2.71. Based on this aggregate Core EPS amount of $2.71, the Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, long-term cash incentive bonuses in the amounts of $4,000,000, $1,000,000, $400,000 and $400,000, respectively (however the amount awarded to Mr. Kramer was reduced based on the aggregate bonus limit in the Performance Bonus Plan, as discussed below). In making the determination not to apply negative discretion and to award the amounts set forth above, the Committee noted the strong performance of the Company in fiscal 2019 and the continued successful integrations of ClosetMaid and CornellCookson.

2019 Annual Cash Incentive Bonuses. In accordance with and pursuant to the Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective goals for annual bonuses for fiscal 2019, as described in further detail below. These goals were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2019 approved by the Board of Directors at the beginning of the fiscal year. In establishing goals, the Compensation Committee seeks to create incentives for the attainment of the capital, strategic and operational objectives set by the Board. Consistent with these objectives, the Committee determined that annual objectives should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2019, as in recent years, while the Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Committee desired to continue to put a stronger emphasis on operating results and to weigh EBITDA performance more heavily. Thus, EBITDA performance was assigned a weighting accounting for approximately 75% of the annual cash bonus opportunities for Messrs. Kramer, Mehmel, Harris and Kaplan, and working capital targets were assigned approximately a 25% weighting.

Annual bonus eligibility amounts were established based on various levels of achievement of EBITDA for fiscal 2019 and working capital as of September 30, 2019. The bonus eligibility amounts for fiscal 2019 were as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$157,000,000	$700,000	$175,000	$70,000	$70,000
Target	$185,000,000	$1,600,000	$400,000	$160,000	$160,000
Maximum	$204,000,000	$2,600,000	$650,000	$260,000	$260,000

	Working Capital level
Threshold	$510,000,000	$350,000	$87,500	$35,000	$35,000
Target	$530,000,000	$500,000	$125,000	$50,000	$50,000
Maximum	$550,000,000	$866,667	$216,667	$86,667	$86,667

The EBITDA levels at which a bonus would be paid to Messrs. Kramer and Mehmel increased from a range of $141 million (threshold) to $184 million (maximum) for 2018 to a range of $157 million (minimum) to $204 million (maximum) for 2019, representing an approximate 11% increase in the minimum and maximum levels. Because the Company sets robust targets to attain growth, the Committee believes a range is appropriate so that opportunities are meaningful given varying economic and operational conditions.

Against this background, the Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. In establishing EBITDA targets, the Compensation Committee considered a variety of factors when EBITDA target levels were set for fiscal 2019, similar to those which were considered in setting targets for the prior year, such as

•	the challenging U.S. and global economic environment, including in particular

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how the current economic environment is likely to impact consumer spending, and the likely resulting impact on AMES, the Company’s lawn and garden tool, and closet organization and general living storage, business;

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the uncertainty regarding future trends relating to residential and commercial construction, remodeling and renovation, which has a direct impact on Clopay, the Company’s garage door and rolling steel door business;

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the effect of tariffs or other changes in international trade agreements or arrangements on the importing of goods from various foreign markets such as China, and the possible impact on AMES of such tariffs or other changes;

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the uncertain defense budgetary environment, including whether certain U.S. military programs are funded and the actual timing of any such funding, and the potential impact of such determinations on Telephonics, the Company’s defense electronics business; and

•	that the setting of appropriate consolidated EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2019. The Committee also considered anticipated cash expenditures for fiscal 2019. The

Committee believes that working capital is an appropriate measure of financial strength and stability because it prevents excessive reliance on short-term borrowing, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

After the conclusion of fiscal 2019 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which targets established for annual bonus opportunities for fiscal 2019 were attained and considered the extent to which annual bonuses would be paid. The Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, bonus amounts as follows, based on achieving EBITDA of $199.6 million and working capital of $555.2 million (as previously approved by the Committee, interpolation was used to arrive at the eligible amounts):

Executive	Amount based on EBITDA	Amount based on Working Capital	Total Bonus Awarded
Ronald J. Kramer	$2,456,786	$866,667	$3,323,453
Robert F. Mehmel	$614,196	$216,667	$830,863
Brian G. Harris	$245,679	$86,667	$332,345
Seth L. Kaplan	$245,679	$86,667	$332,345

The amount awarded to Mr. Kramer, however, was reduced based on the aggregate bonus limit in the Performance Bonus Plan, as discussed below.

In making the determination not to apply negative discretion and to therefore award each of our NEOs the bonus amount based on the calculations as described above, the Compensation Committee considered factors similar to those that it considered in determining the amounts to be awarded to our NEOs with respect to the long-term cash bonus incentive opportunity for the period fiscal 2017 through fiscal 2019, as described above.

ClosetMaid Bonus Program. The ClosetMaid acquisition was completed on October 2, 2017. The Committee, in recognition of the importance that the ClosetMaid business be integrated successfully with the AMES business and perform to expectations during the first few years following the acquisition, discussed and approved a ClosetMaid cash bonus program for a group of key executives and employees at corporate, including our NEOs, and at AMES. In order for these bonuses to be paid, ClosetMaid had to achieve aggregate EBITDA of $50 million or greater during the two-year period fiscal 2018--fiscal 2019. This performance level was chosen because it formed the basis of the Board’s approval of the acquisition. The Committee consulted with, and was advised by, Gallagher with respect to its consideration and approval of the ClosetMaid bonus program. The bonus award opportunities for Messrs. Kramer, Mehmel, Harris and Kaplan were in the amounts of $1,500,000, $750,000, $250,000 and $200,000, respectively, and were granted under the Performance Bonus Plan.

ClosetMaid achieved aggregate EBITDA of $53.2 million for the period fiscal 2018-fiscal 2019. Following the conclusion of fiscal 2019 and the preparation of the Company’s audited financial statements, the Compensation Committee certified the achievement of the EBITDA target, and confirmed that each of Messrs. Kramer, Mehmel, Harris and Kaplan are entitled to receive the bonus award opportunity previously granted. The amount awarded to Mr. Kramer, however, was reduced based on the aggregate bonus limit in the Performance Bonus Plan, as discussed below.

Aggregate Cash Bonuses Paid to NEOs. Under the Performance Bonus Plan, the maximum amount that may be paid to one person in one fiscal year under all awards granted under the Performance Bonus Plan is $7,500,000. Therefore, even though the sum of the amounts the Compensation Committee determined to award Mr. Kramer with respect to the long-term bonus opportunity for the period fiscal 2017-2019, the short term bonus opportunity in respect of fiscal 2019 and the ClosetMaid bonus award opportunity equals $8,823,453, the actual aggregate amount received by Mr. Kramer was reduced to $7,500,000.

Based on the above, the aggregate eligible cash bonus amounts, and the total bonuses actually awarded, are set forth below. The amounts in the column titled “Total bonus actually paid” appear in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for the year 2019.

Executive	Amount based on long-term incentive bonus opportunity (performance period— October 1, 2015 to September 30, 2018)	Amount based on short-term incentive bonus opportunity (performance period— fiscal 2018)	Amount based on ClosetMaid incentive bonus opportunity	Total eligible bonus	Total bonus actually paid
Ronald J. Kramer	$4,000,000	$3,323,453	$1,500,000	$8,823,453	$7,500,000
Robert F. Mehmel	$1,000,000	$830,863	$750,000	$2,580,863	$2,580,863
Brian G. Harris	$400,000	$332,345	$250,000	$982,345	$982,345
Seth L. Kaplan	$400,000	$332,345	$200,000	$932,345	$932,345

Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build stockholder value over the long-term by aligning their interests with the interest of stockholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since fiscal 2012, all restricted share awards granted to our named executive officers have been 100% performance-based. This further reflects the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We believe the Company is included in a small minority of public companies that has granted exclusively performance-based equity awards to its named executive officers in recent years.

The Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

As of December 10, 2019, there were 82,950 shares of common stock available for future awards under our 2016 Equity Incentive Plan (the “Incentive Plan”). The Compensation Committee believes that the Incentive Plan enables us to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance.

On December 20, 2018, Messrs. Kramer and Mehmel received restricted stock grants which would vest on December 20, 2022 if the Company’s closing stock price appreciates 20% from the date of grant for thirty consecutive trading days on or prior to December 20, 2022. Mr. Kramer received a grant with a target amount of 360,000 shares, and Mr. Mehmel received a grant with a target amount of 120,000 shares. Additional terms of the grant are as follows:

•	If the target stock price is not attained for thirty consecutive trading days ending on or prior to December 20, 2022, the entire stock grant is forfeited

•	If the target stock price level is attained, the number of shares to vest is then subject to a “TSR” (total shareholder return) modifier, as follows:

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If the Company’s TSR as measured from December 20, 2018 to December 20, 2022 (the “performance period”) is in the top 25% of the TSRs of all companies in the Russell 2000 Index as measured over the performance period, the number of shares to vest will be increased by 10%.

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If the Company’s TSR as measured over the performance period is in the bottom 25% of the TSRs for all companies in the Russell 2000 Index as measured over the performance period, the number of shares to vest will be decreased by 20%.

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If the Company’s TSR as measured over the performance period is between the 25th and 50th percentile, or between the 50th and 75th percentile, as compared to the TSRs of all companies in the Russell 2000 Index as measured over the performance period, linear interpolation will be used to determine the percentage decrease (between -20% and 0%) or increase (between 0% and +10%) in the number of shares to vest (note this interpolation results in no adjustment if the Company’s performance is at the 50th percentile).

In selecting stock price as the performance metric for the equity grants to Messrs. Kramer and Mehmel, the Committee considered that stock price has the most direct and measurable correlation with shareholder value, and also considered the benefit of using a mix of performance metrics as a basis for the payment of incentive compensation to Messrs. Kramer and Mehmel. In adopting the TSR modifier, the Committee took note that this would mitigate the extent to which stock price is impacted purely by market conditions as opposed to changes in the Company’s stock price resulting from the Company’s performance. Finally, in setting the target stock price level, the Committee considered that a substantial percentage increase in the Company’s stock price (20%) would be required from the price on the grant date in order for these equity awards to vest in whole or in part.

In order to further mitigate incentives for excessive risk taking, the applicable award agreements prohibit the recipients from selling the shares for two years after they vest. These awards are subject to earlier vesting at the target level in the event of death or disability, or in the event of a termination without cause (or by the executive for good reason) in connection with a change in control of the Company. In the event of a termination without cause (or by the executive for good reason) other than in connection with a change of control, the award is subject to early vesting on a pro rata basis (but only to the extent the stock price performance condition has been met by the date of termination).

On November 13, 2018, Mr. Harris and Mr. Kaplan were granted 49,342 and 45,230 shares, respectively, of restricted stock. Subject to the executive’s continued employment, all shares subject to the award will vest on November 30, 2021, as the Company has achieved the applicable performance criteria (which required that consolidated EBITDA be equal to or greater than $185 million in at least one of fiscal 2019, 2020 or 2021). If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control, the executive is terminated without cause or leaves for good reason.

The Compensation Committee determined to grant the equity awards described above to each of Messrs. Kramer, Mehmel, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that a substantial portion of the compensation of its senior executives should be performance-based, (iv) to align the interests of our named executive officers more closely with the interests of our shareholders, and (v) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting in the equity award and effectively subjects the executive to the same share value risks to which our stockholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the longer-term business strategies and tactics of the Company over the vesting period. The Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions), reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also intended to discourage excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest. Accordingly, all outstanding restricted share awards granted to our NEOs provide for a multi-year cliff vesting period that is generally at least three years and is subject to satisfying the applicable performance vesting requirements.

Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in the employee benefit plans made available to our employees generally, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our named executive officers pursuant to supplemental health insurance plans that cover certain medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car, car allowance, long-term care insurance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements and as a means to retain their services. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers. We also provide Mr. Kramer a Company car and driver pursuant to the terms of Mr. Kramer’s employment agreement; to the extent Mr. Kramer utilizes this service for personal use, the value is reflected in the Summary Compensation Table.

Employee Stock Ownership Plan. The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Annual contributions are made to the ESOP in such amounts as the Company’s Board of Directors may determine in its discretion, although the Company will at a minimum make contributions sufficient to permit the ESOP to remit the scheduled debt repayments on its outstanding loan to the Company (discussed below). Contributions to the ESOP are invested primarily in the Company’s common stock.

The ESOP, through its trustee, currently Wells Fargo Bank, N.A. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. In March 2019, a previously outstanding loan from a third-party bank to the ESOP was refinanced with an internal loan from the Company. The internal loan is secured by the shares purchased with the proceeds from the loan (including the shares purchased with that portion of the previously outstanding loan from the third-party bank that was refinanced with the internal loan). When payments of principal and interest on the loan are made, the number of shares of common stock acquired through such loan (based on the portion of principal and interest paid) are released and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed at least one year of service prior to the end of the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s loan.

The loan from Griffon to the ESOP is being repaid in quarterly installments through June 2033. As of November 30, 2019, the ESOP had outstanding borrowings of $32.4 million, and there were 5,468,377 shares of common stock in the ESOP, of which 3,209,069 were allocated to participant accounts and 2,259,308 were unallocated.

The Trustee is considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

•	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

•

shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

•	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts.

Employment Agreements

In March 16, 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into an amendment to this agreement with Mr. Kramer on each of February 3, 2011 and December 12, 2013. Pursuant to the terms of the employment agreement, as amended, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which is subject to discretionary increases. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested, and is eligible for an annual cash bonus as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. Under the employment agreement, Mr. Mehmel’s term of employment automatically renews for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. We provided an initial annual base salary to Mr. Mehmel of $700,000 per annum, which is subject to discretionary increases. Mr. Mehmel is eligible for an annual cash bonus as determined by the Committee, with a target bonus amount not less than 100%, and a maximum potential bonus amount not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him, which has now vested. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. Pursuant to these agreements, Mr. Harris’ employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The offer letter provided for Mr. Harris to receive an initial annual base salary of $340,000, subject to discretionary increases. Mr. Harris is eligible for an annual cash bonus, with a target of 50% of base salary. Under his severance agreement, Mr. Harris is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On April 27, 2010, we entered into an employment agreement and severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. Pursuant to these agreements, Mr. Kaplan’s employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The employment agreement provided for Mr. Kaplan to receive an initial annual base salary of $312,500, subject to discretionary increases. Mr. Kaplan is eligible for an annual cash bonus with a target of 50% of base salary. Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which has now vested. Under his severance agreement, Mr. Kaplan is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provisions that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. With respect to terminations of employment following a change in control, a “change in control” is generally defined in these agreements to include, among other events, the acquisition by a person or entity of more than 30% of the voting securities of our Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by the existing Board will be considered a part of the current Board), and certain merger or sale of assets transactions. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines which require that our executive officers acquire, over time, a certain number of shares of our common stock. These stock ownership guidelines were amended in 2012. Under the Company’s stock ownership guidelines, as amended:

•	the target number of shares for compliance is stated in a dollar amount

•

the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

•	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
COO	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

•

until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

•	testing for compliance is done quarterly

•

once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

•	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—

shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

•	if an executive fails to be in compliance within the applicable three-year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, holds shares with a value greater than the applicable target dollar value. If, at the end of the initial three-year period, an executive does not hold shares with the requisite target value, he is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes and, in the case of options, exercise price). We monitor compliance with the guidelines on a periodic basis. Our Stock Ownership Guidelines apply to directors as well, as described below in the discussion of director compensation.

Mr. Kramer, our Chief Executive Officer, holds over 2,000,000 shares of our common stock, which is well in excess of his target number of shares under our stock ownership guidelines of over 400,000. Mr. Kramer acquired a substantial portion of his over 2,000,000 shares through investment of his personal assets.

Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his company security holdings, and (iii) purchasing company securities on margin or holding company securities in a margin account. Because these types of activities could result in a sale of company securities at a time when the director or employee has material, inside information, or could create a situation in which a director or employee owns company securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

Under our Incentive-Based Compensation Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under U.S. securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid, and the amount that would have been paid if the financial statements were prepared properly in the first instance. As one means of enforcing the Clawback Policy, we have added a clawback provision to the form of agreement used for equity grants to our executive officers.

In addition, if the Board or an appropriate committee of the Board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million for each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Internal Revenue Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for compensation in excess of $1 million under Section 162(m). In addition, under prior tax law, an individual would no longer be considered a “covered executive” under Section 162(m) if the individual was no longer classified as a named executive officer; however, under the new tax law, once a person is identified as a named executive officer, he will then permanently be considered to be a covered executive (and therefore subject to the $1 million deductibility limit even after such individual is no longer a named executive officer).

The new tax law provides that certain compensation arrangements that were subject to a binding agreement between the Company and the executive as of November 2, 2017 are “grandfathered,” and thus the performance-based exception continues to apply to such arrangements. We believe that all outstanding performance-based restricted stock with a grant date prior to November 2, 2017 meet the grandfather requirements, and therefore that all compensation expense relating to such outstanding performance-based restricted stock grants will be deductible without limitation. We do not believe that any of our other outstanding compensation arrangements fall within the grandfather exemption.

Our policy with respect to compensation paid to our covered executive officers is that compensation will generally be designed consistent with our compensation philosophy and with the intent of providing appropriate incentives to attract, retain, motivate and reward our executives. Although the Compensation Committee will consider the tax impact of compensation to our executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is in the best interests of the Company.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such executive’s compensation. As stated above, the Compensation Committee has established a policy against providing tax gross-ups to executives, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our named executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2019:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	270,937
Equity compensation plans not approved by security holders	—	—	—

(1)

Excludes restricted shares and restricted stock units issued in connection with our equity compensation plans; as of September 30, 2019, 3,713,573 unvested shares of restricted stock have been awarded under our equity compensation plans and remain subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any type of equity award under the Incentive Plan.

COMPENSATION COMMITTEE REPORT

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019.

Compensation Committee Henry A. Alpert (Chairman) Rear Admiral Robert G. Harrison (USN Ret.) Cheryl L. Turnbull

Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2019, 2018 and 2017 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(4)	Total($)
Ronald J. Kramer	2019	1,077,393	—	2,682,000	7,500,000	(2)	320,297	11,579,690
Chairman and Chief Executive Officer	2018	1,046,013	2,250,000	5,256,000	5,509,939		317,994	14,379,946
	2017	1,015,550	—	6,328,800	4,623,373		299,444	12,267,167
Robert F. Mehmel	2019	956,345	—	894,000	2,580,863	(3)	137,039	4,568,247
President and Chief Operating	2018	920,399	1,125,000	1,752,000	1,377,485		145,361	5,320,245
Officer	2017	845,050	—	2,109,600	1,155,843		140,451	4,250.944
Brian G. Harris	2019	429,250	—	599,999	982,345	(3)	95,789	2,107,383
Senior Vice President	2018	401,042	806,000	600,010	—		99,549	1,906,601
and Chief Financial Officer	2017	379,200	360,000	549,994	—		78,701	1,367,895
Seth L. Kaplan	2019	407,083	—	549,997	932,345	(3)	96,937	1,986,362
Senior Vice President,	2018	384,375	726,000	549,999	—		105,355	1,765,729
General Counsel and Secretary	2017	372,550	335,000	559,994	—		90,655	1,348,199

(1)

Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not correspond to the actual value that will be realized by the NEO. For additional information regarding the assumptions used in calculating these amounts, see Note 13, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2019.

(2)

Represents the amount paid to Mr. Kramer under our 2016 Performance Bonus Plan. The total amount of the performance bonuses earned by Mr. Kramer was $8,823,453, composed of 4,000,000 with respect to the long-term performance period October 1, 2016 through September 30, 2019 (the “Long-Term Performance Bonus”), $3,323,453 with respect to the short term performance period October 1, 2018 through September 30, 2019 (the “Short-Term Performance Bonus”) and $1,500,000 paid with respect to a bonus opportunity awarded in connection with the acquisition and subsequent performance of the ClosetMaid business during the period October 1, 2017 through September 30, 2019 (the “ClosetMaid Performance Bonus”). However, under the 2016 Performance Bonus Plan, the amount that may be paid to one person in one fiscal year is limited to the amount reflected in the table above.

(3)

For Mr. Mehmel, the amount is composed of a Long-Term Performance Bonus of $1,000,000, a Short-Term Performance Bonus of $830,863, and a ClosetMaid Performance Bonus of $750,000. For Mr. Harris, the amount is composed of a Long-Term Performance Bonus of $400,000, a Short-Term Performance Bonus of $332,345, and a ClosetMaid Performance Bonus of $250,000. For Mr. Kaplan, the amount is composed of a Long-Term Performance Bonus of $400,000, a Short-Term Performance Bonus of $332,345, and a ClosetMaid Performance Bonus of $200,000.

For information regarding determination of the amounts described in footnotes (2) and (3), see “Compensation Discussion and Analysis—Elements of Executive Compensation—2019 Annual Cash Incentive Bonuses,” “Compensation Discussion and Analysis—Elements of Executive Compensation—2019 Long-Term Cash Incentive Bonuses,” and “Compensation Discussion and Analysis—Elements of Executive Compensation—ClosetMaid Bonus Program.”

(4)

All Other Compensation in fiscal 2019 includes (a) $93,302, $44,256, $26,677, and $38,749 paid by us for life insurance and long term care policies on Messrs. Kramer, Mehmel, Harris and Kaplan, respectively; (b) our contribution under a 401(k) Retirement Plan of $11,200 for each of Messrs. Kramer, Mehmel, Harris and Kaplan; (c) expenses paid by us related to personal automobile use in the amounts of $155,141, $38,449, $32,156 and $21,282 for each of Messrs. Kramer, Mehmel, Harris and Kaplan, respectively (which for Mr. Kramer includes an amount allocated to reflect the personal use by Mr. Kramer of a driver provided by the Company); (d) $56,338, $22,869, $21,533 and $21,533 paid by us for supplemental medical benefits for each of Messrs. Kramer, Mehmel, Harris and Kaplan, respectively; (e) Company contributions in the amounts of $4,316, $3,995, $4,223 and $4,173 allocated under our ESOP on behalf of Messrs. Kramer, Mehmel, Harris and Kaplan, respectively; and (f) $16,000 paid by us to reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting fees.

Grants of Plan-Based Awards-Fiscal 2019

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maxi- mum ($)		Thres- hold (#)	Target (#)	Maxi- mum (#)
Ronald J. Kramer	—		1,050,000	2,100,000	3,466,667	(2)	—	—	—	—
Chairman and Chief	—		1,440,000	3,600,000	4,860,000	(3)	—	—	—	—
Executive Officer
	12/20/18	(6)	—	—	—		288,000	360,000	396,000	2,682,000
Robert F. Mehmel	—		262,500	525,000	866,667	(2)	—	—	—	—
President and Chief	—		360,000	900,000	1,215,000	(3)	—	—	—	—
Operating Officer
	12/20/18	(6)	—	—	—		96,000	120,000	132,000	894,000
Brian G. Harris	—		105,000	210,000	346,667	(2)	—	—	—	—
Senior Vice	—		120,000	300,000	405,000	(3)	—	—	—	—
President and Chief	—		120,000	260,000	400,000	(4)	—	—	—	—
Financial Officer	—		120,000	260,000	400,000	(5)	—	—	—	—
	11/13/18	(7)	—	—	—		—	49,342	—	599,999
Seth L. Kaplan	—		105,000	210,000	346,667	(2)	—	—	—	—
Senior Vice	—		120,000	300,000	405,000	(3)	—	—	—	—
President, General	—		120,000	260,000	400,000	(4)	—	—	—	—
Counsel and Secretary	—		120,000	260,000	400,000	(5)	—	—	—	—
	11/13/18	(7)	—	—	—		—	45,230	—	549,997

(1)

Dividends on shares underlying a restricted stock award that are declared during the period such award is outstanding and unvested are paid to the executive if and when, and to the extent, that such restricted stock award vests.

(2)

Represents short-term (annual) cash bonus award opportunities under the 2016 Performance Bonus Plan (based on certain EBITDA and working capital performance levels) for the fiscal year ended September 30, 2019.

(3)

Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan (based on the Company’s aggregate “Core EPS”) for the period commencing October 1, 2018 and ending September 30, 2021. See “Compensation Discussion and Analysis—Compensation Philosophy and Objectives of Our Compensation Program” on page 21 for a description of how Core EPS is determined.

(4)

Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan, based on the Company’s aggregate Core EPS, for the period commencing October 1, 2017 and ending September 30, 2020. Messrs. Harris and Kaplan first received long-term cash bonus award opportunities under the 2016 Performance Bonus Plan in fiscal 2019, and at such time received an award opportunity with respect to each of the fiscal 2017-2019 cycle, the fiscal 2018-2020 cycle, and the fiscal 2019-2021 cycle. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Incentive Bonuses” and “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Cash Incentive Awards Granted in Fiscal 2019”, on pages 27-29 above.

(5)

Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan, based on the Company’s aggregate Core EPS, for the period commencing October 1, 2016 and ending September 30, 2019. Messrs. Harris and Kaplan first received long-term cash bonus award opportunities under the 2016 Performance Bonus Plan in fiscal 2019, and at such time received an award opportunity with respect to each of the fiscal 2017-2019 cycle, the fiscal 2018-2020 cycle, and the fiscal 2019-2021cycle. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Incentive Bonuses” and “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Cash Incentive Awards Granted in Fiscal 2019”, on pages 27-29 above.

(6)

Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2022 if the Company achieves a closing stock price of $12.72 for a period of 30 consecutive trading days during the period commencing December 20, 2018 and ending December 20, 2022

(the “performance period”). In addition, the number of shares is subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the performance period. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to early vesting on a pro rata basis (but only to the extent the stock price performance condition has been met to the date of termination).

(7)

Represents awards of performance-based restricted stock that vest in full, subject to the executive’s continued employment, on November 30, 2021 if, and only if, Company consolidated EBITDA is equal to or greater than $185 million in at least one of fiscal 2019, 2020 or 2021. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control (i) the executive is terminated without cause or due to death or disability, or (ii) the executive leaves for good reason.

Outstanding Equity Awards at Fiscal 2019 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2019.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
Ronald J. Kramer	298,667	(1)	6,263,047	(1)	288,000	(3)	6,039,360	(3)
Chairman and Chief	288,000	(2)	6,039,360	(2)	288,000	(4)	6,039,360	(4)
Executive Officer
Robert F. Mehmel	112,000	(1)	2,348,640	(1)	96,000	(3)	2,013,120	(3)
President and Chief	96,000	(2)	2,013,120	(2)	96,000	(4)	2,013,120	(4)
Operating Officer
Brian G. Harris	27,295	(5)	572,376	(5)	—		—
Senior Vice	28,986	(6)	607,836	(6)	—		—
President and Chief	49,342	(7)	1,034,702	(7)	—		—
Financial Officer
Seth L. Kaplan	27,295	(5)	572,376	(5)	—		—
Senior Vice	26,570	(6)	557,173	(6)	—		—
President, General	45,230	(7)	948,473	(7)	—		—
Counsel and Secretary

(1)

On January 29, 2016 Messrs. Kramer and Mehmel were granted awards with a target amount of 400,000 and 150,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 29, 2020 if the Company achieves a closing stock price of $25.00 for a period of 30 consecutive trading days during the period commencing January 29, 2016 and ending January 29, 2020 (the “performance period”), and as to 50% of the target amount of shares if the Company achieves a closing stock price of $22.00 for a period of 30 consecutive trading days during the performance period. Interpolation will be used to determine the number of shares to vest in the event the highest 30 consecutive trading day price is between $22.00 and $25.000. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the performance period. On January 30, 2017 the Committee certified the partial achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 298,667 and 112,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively.

(2)

On December 20, 2018 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2022 if the Company achieves a closing stock price of $12.72 for a period of 30 consecutive trading days during the period commencing December 20, 2018 and ending December 20, 2022. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively.

(3)

On January 30, 2017 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 30, 2021 if the Company achieves a closing stock price of $30.00 for a period of 30 consecutive trading days during the period commencing January 30, 2017 and ending January 30, 2021. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four year period. Therefore, the minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to satisfaction of the stock price condition, are 288,000 and 96,000 shares, respectively.

(4)

On December 20, 2017 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2021 if the Company achieves a closing stock price of $25.08 for a period of 30 consecutive trading days during the period commencing December 20, 2017 and ending December 20, 2021. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four year period. Therefore, the minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to satisfaction of the stock price condition, are 288,000 and 96,000 shares, respectively.

(5)

On November 15, 2016 Messrs. Harris and Kaplan each received an award of 27,295 shares of performance-based restricted stock. On November 13, 2018, the Committee certified the achievement of the performance criteria with respect to these restricted share awards; these awards vested on November 30, 2019.

(6)

On November 14, 2017 Messrs. Harris and Kaplan received awards of 28,986 and 26,570 shares, respectively, of performance-based restricted stock. On November 13, 2019, the Committee certified the achievement of the performance criteria with respect to these restricted share awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2020.

(7)

On November 13, 2018 Messrs. Harris and Kaplan received awards of 49,342 and 45,230 shares, respectively, of performance-based restricted stock. On November 13, 2019, the Committee certified the achievement of the performance criteria with respect to these restricted share awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2021.

(8)	The value reflected is based upon the closing price per share of the common stock of $20.97 on September 30, 2019.

Option Exercises and Stock Vested in Fiscal 2019

The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2019, as well as the value of the stock on the exercise or vesting date.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Kramer	—	—
Chairman and Chief Executive Officer
Robert F. Mehmel	—	—
President and Chief Operating Officer
Brian G. Harris	26,072	317,036	(2)
Senior Vice President and Chief Financial Officer
Seth L. Kaplan	31,866	387,491	(3)
Senior Vice President, General Counsel and Secretary

(1)	Value is based on the closing price of Griffon common stock on the date of vesting.

(2)	Represents the value of 26,072 shares of restricted stock granted on November 11, 2015, which shares vested on November 30, 2018.

(3)	Represents the value of 31,866 shares of restricted stock granted on November 11, 2015, which shares vested on November 30, 2018.

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Employment Agreements,” we have entered into employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and severance agreements with Brian G. Harris, our Senior Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain post-employment severance benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2019 for the reason set forth in each of the columns.

Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$1,082,648	$2,165,296		$3,247,944
Bonus (2)	—	$7,759,939	$15,519,878		$24,779,817
Pro-Rata Bonus (3)	—	$1,623,972	—		—
Accelerated Restricted Stock Vesting (4)	$31,035,600	$31,035,600	$6,918,317	(5)	$31,035,600
Value of health benefits provided after termination (6)	—	$55,693	$55,693		$55,693
Modified 280G Cutback	—	—	—		—	(7)

Totals	$31,035,600	$41,557,852	$24,659,184		$59,119,054

(1)

Upon termination due to disability, Mr. Kramer is entitled to an amount equal to one times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times base salary.

(2)

Upon termination due to disability, Mr. Kramer is entitled to an amount equal to the highest bonus received by Mr. Kramer over the three-year period prior to the assumed termination date of September 30, 2019, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest bonus, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times such highest bonus. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case following a Change in Control, Mr. Kramer is also entitled to payment of the long-term cash bonus award with respect to the performance of the ClosetMaid business for the period October 1, 2017 through September 30, 2019 (as described in the Compensation Discussion and Analysis under the heading “ClosetMaid Bonus Program”, and in note 2 to the Summary Compensation Table). The highest bonus received by Mr. Kramer over the three years prior to September 30, 2019 was $7,759,939, with respect to fiscal 2018, which includes the special one-time Plastics transaction bonus awarded to Mr. Kramer in May 2018 of $2,250,000.

(3)

Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause prior to or after a Change in Control; however, such pro-rata bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. If Mr. Kramer’s $7,500,000 bonus for fiscal year 2019 had been used in the calculation, the amount included above would be $7,500,000.

(4)

Upon a termination due to death or disability at any time, Mr. Kramer’s restricted stock awards will vest at target level. The value provided above is calculated based on a value of $20.97 per share, the closing price of the Company’s common stock on the last trading day of the 2019 fiscal year. The restricted stock awards granted to Mr. Kramer on January 29, 2016, January 30, 2017, December 20, 2017 and December 20, 2018 will also vest at target levels if Mr. Kramer’s employment is terminated within 24 months following a Change in Control by the Company without Cause or by Mr. Kramer for Good Reason, and, therefore, are reflected in the table above at the target level.

(5)

No portion of Mr. Kramer’s January 29, 2016, January 30, 2017, December 20, 2017 or December 20, 2018 restricted stock awards will vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case prior to a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Kramer’s January 29, 2016 and December 20, 2018 restricted stock awards, the performance conditions have been satisfied with respect to 298,667 shares and 288,000 shares, respectively, which would vest pro rata upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case prior to a Change in Control. The value of such pro-rata portion of such shares for which performance conditions were satisfied under Mr. Kramer’s January 29, 2016 and December 20, 2018 restricted stock awards prior to the assumed termination date of September 30, 2019 (which pro rata portions are 273,931 shares under the January 29, 2016 award and 55,984 shares under the December 20, 2018 award) is reflected in the table above. With respect to Mr. Kramer’s January 30, 2017 and December 20, 2017 restricted stock awards, because the minimum performance conditions were not satisfied as of September 30, 2019, no amount is included in the table above for such awards.

(6)

The value of such benefits are determined based on the present value of the total estimated cost of providing health benefits to Mr. Kramer and his eligible dependents for 18 months after Mr. Kramer’s termination of employment due to disability, by the Company without Cause or by Mr. Kramer for Good Reason.

(7)

Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2019, Mr. Kramer would receive a greater benefit by receiving such benefits and payments and paying the excise tax than by having such benefits and payments reduced. Accordingly, no cut-back would be imposed.

Robert F. Mehmel

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$720,758	$1,441,515		$2,402,525
Bonus (2)	—	—	$2,465,648		$4,859,413
Pro-Rata Bonus (3)	$961,010	$961,010	—		$2,502,485
Accelerated Restricted Stock Vesting (4)	$10,694,700	$10,694,700	$2,545,451	(5)	$10,694,700
Value of health benefits provided after termination (6)	—	$30,577	$55,693		$76,323
Modified 280G Cutback	—	—	—		(4,913,891	)(7)

Totals	$11,655,710	$12,407,045	$6,508,307		$15,621,555

(1)

Upon a termination due to disability, Mr. Mehmel is entitled to nine month’s salary continuation, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel is entitled to 18 month’s salary continuation, payable in 18 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times base salary.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Mehmel will receive a lump sum payment equal to one and a half times the average of the three bonuses Mr. Mehmel received in the three years prior to his assumed termination date. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control of the Company, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of such three bonuses. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case following a Change in Control, Mr. Mehmel is also entitled to payment of the long-term cash bonus award with respect to the performance of the ClosetMaid business for the period October 1, 2017 through September 30, 2019 (as described in the Compensation Discussion and Analysis (as described in the Compensation Discussion and Analysis under the heading “ClosetMaid Bonus Program”, and in note 2 to the Summary Compensation Table). The calculation of the payments in the

“Bonus” row in the table above reflects the inclusion of (i) the special one-time Plastics transaction bonus awarded to Mr. Mehmel in May 2018 of $1,125,000 (as part of Mr. Mehmel’s 2018 bonus), and (ii) Mr. Mehmel’s ClosetMaid bonus amount of $750,000 (as part of Mr. Mehmel’s 2019 bonus).

(3)

Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on an assumed target bonus of 100% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a termination within 24 months after a Change in Control by Mr. Mehmel for Good Reason or by the Company without Cause, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the 2018 fiscal year exceeds his target bonus for the 2019 fiscal year, and because the assumed termination date occurs on the last date of the 2019 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2018 fiscal year. Such amount would be paid in a lump sum.

(4)

Upon a termination due to death or disability at any time, the restricted stock awards granted to Mr. Mehmel on January 29, 2016, January 30, 2017, December 20, 2017 and December 20, 2018 will vest at target levels. The value provided above is calculated based on a value of $20.97 per share, the closing price of the Company’s common stock on the last trading day of the 2019 fiscal year. The restricted stock awards granted to Mr. Mehmel on January 29, 2016, January 30, 2017, December 20, 2017 and December 20, 2018 will also vest at target levels if Mr. Mehmel”s employment is terminated within 24 months following a Change in Control by the Company without Cause or by Mr. Mehmel for Good Reason, and, therefore, are reflected in the table above at the target level.

(5)

No portion of Mr. Mehmel’s January 29, 2016, January 30, 2017, December 20, 2017 or December 20, 2018 restricted stock awards will vest upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Mehmel’s January 29, 2016 and December 20, 2018 restricted stock awards, the minimum performance conditions have been satisfied with respect to 112,000 shares and 96,000 shares, respectively, which would vest pro rata upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case prior to a Change in Control. The value of such pro-rata portion of such shares for which performance conditions were satisfied under Mr. Mehmel’s January 29, 2016 and December 20, 2018 restricted stock awards prior to the assumed termination date of September 30, 2019 (which pro rata portions are 102,724 shares under the January 29, 2016 award and 18,661 shares under the December 20, 2018 award) is reflected in the table above. With respect to Mr. Mehmel’s January 30, 2017 and December 20, 2017 restricted stock awards, because the minimum performance conditions were not satisfied as of September 30, 2019, no amount is included in the table above for such awards.

(6)

Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until the earlier of December 31 of the second year following termination of employment and Mr. Mehmel’s commencing employment with another employer in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(7)

Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2019, Mr. Mehmel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Mehmel to avoid paying the excise tax.

Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$217,125	$651,375		$1,085,625
Bonus	—	—	—	(2)	$1,492,500	(3)
Pro-Rata Bonus (4)	$217,125	$217,125	—		$806,000
Accelerated Restricted Stock Vesting	—	—	—		$2,214,914	(5)
Value of health benefits provided after termination (6)	—	$21,045	$55,693		$76,323
Modified 280G Cutback	—	—	—		$(559,436	)(7)

Totals	$217,125	$455,295	$707,068		$5,115,926

(1)

Upon a termination due to disability, Mr. Harris is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Harris is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Harris is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Harris would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Harris’s $982,345 bonus for fiscal year 2019 had been used in the calculation, the amount included above would be $982,345.

(3)

Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Harris is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case following a Change in Control, Mr. Harris is also entitled to payment of the long-term cash bonus award with respect to the performance of the ClosetMaid business for the period October 1, 2017 through September 30, 2019 (as described in the Compensation Discussion and Analysis (as described in the Compensation Discussion and Analysis under the heading “ClosetMaid Bonus Program”, and in note 2 to the Summary Compensation Table). The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of (i) the special one-time Plastics transaction bonus awarded to Mr. Harris in May 2018 of $350,000 (as part of Mr. Harris’ 2018 bonus), and (ii) Mr. Harris’ ClosetMaid bonus amount of $250,000 (as part of Mr. Harris’s 2019 bonus).

(4)

Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Harris’s bonus for the 2018 fiscal year exceeds his target bonus for the 2019 fiscal year and because the assumed termination date occurs on the last date of the 2019 fiscal year, the bonus reflected above is the full amount of Mr. Harris’s bonus for the 2018 fiscal year. Such amount would be paid in a lump sum.

(5)

Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, all of Mr. Harris’s unvested restricted stock awards will vest in full. In each case, the amount was calculated based on a value of $20.97 per share, the closing price of the Company’s common stock on the last trading day of the 2019 fiscal year.

(6)

Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(7)

Mr. Harris’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2019, Mr. Harris would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Harris to avoid paying the excise tax.

Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$205,625	$616,875		$1,028,125
Bonus	—	—	—	(2)	$1,346,667	(3)
Pro-Rata Bonus (4)	$205,625	$205,625	—		$726,000
Accelerated Restricted Stock Vesting	—	—	—		$2,078,022	(5)
Value of health benefits provided after termination (6)	—	$13,147	$34,792		$47,680
Modified 280G Cutback	—	—	—		—	(7)

Totals	$205,625	$424,397	$651,667		$5,226,494

(1)

Upon a termination due to disability, Mr. Kaplan is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Kaplan is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Kaplan is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)

Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Kaplan would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Kaplan’s $932,345 bonus for fiscal year 2019 had been used in the calculation, the amount included above would be $932,345.

(3)

Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Kaplan is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case following a Change in Control, Mr. Kaplan is also entitled to payment of the long-term cash bonus award with respect to the performance of the ClosetMaid business for the period October 1, 2017 through September 30, 2019 (as described in the Compensation Discussion and Analysis under the heading “ClosetMaid Bonus Program”, and in note 2 to the Summary Compensation Table). The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of (i) the special one-time Plastics transaction bonus awarded to Mr. Kaplan in May 2018 of $300,000 (as part of Mr. Kaplan’s 2018 bonus), and (ii) Mr. Kaplan’s ClosetMaid bonus amount of $200,000 (as part of Mr. Kaplan’s 2019 bonus).

(4)

Upon termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Kaplan’s bonus for the preceding fiscal year exceeds his target bonus for the year in which such termination occurs and because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the preceding fiscal year. Such amount would be paid in a lump sum.

(5)

Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, all of Mr. Kaplan’s unvested restricted stock awards will vest in full. In each case, the amount was calculated based on a value of $20.97 per share, the closing price of the Company’s common stock on the last trading day of the 2019 fiscal year.

(6)

Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the total estimated cost of providing such health benefits.

(7)

Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2019, Mr. Kaplan’s benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee’s pay and the ratio of our CEO’s pay to the median employee’s pay. Mr. Kramer’s pay for fiscal 2019, as indicated in our 2019 Summary Compensation Table, was $11,579,690, and the fiscal 2019 pay of our median employee, determined in the manner set forth below, was $45,584. The ratio of Mr. Kramer’s pay to our median employee’s pay as determined under applicable SEC rules is therefore 254:1.

In selecting the median employee, we used our global employment roster, other than our CEO, as of June 30, 2018 (pursuant to SEC rules, once we identify our median employee, we can generally use that median employee for three years). We used annual taxable earnings for calendar year 2017 as our compensation definition, which we gathered from payroll records. For any foreign country in which the latest period for which annual taxable earnings was calculated was not calendar year 2017, we used the most recent annual period. We did not utilize cost-of-living adjustments. We annualized pay for permanent employees who commenced work during 2017. We did not exclude any employees in a foreign country. Our total number of employees as of the determination date was 7,222, with U.S. employees totaling 5,581 and employees in a foreign country totaling 1,641. Approximately one-third of these employees are salaried and approximately two-thirds of these employees, including the person who was determined to be the median employee, are paid on an hourly basis. The particular employee who we originally identified as the median employee left our employ during 2019 so, in accordance with SEC rules, we selected another employee on the June 30, 2018 global employment roster whose compensation was substantially similar to the original median employee.

Directors’ Compensation

In January 2018, following consultation with our independent compensation consultant, we adopted a revised director compensation program with the goal of compensating our directors in line with market practice.

Directors who are not our employees receive a base annual retainer fee of $50,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional fee of $20,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum of $20,000, $15,000, $10,000 and $10,000, respectively. All of these fees are paid to our non-employee directors in cash. Directors who are employees are not eligible to receive director fees.

Upon initial election to the Board and at the time of the annual meeting of stockholders each year, each non-employee director receives a grant of restricted shares of our common stock with a value of $90,000, which shares vest over a period of three years in equal annual installments.

Our stock ownership guidelines, which are described above, apply to our directors in the same manner as they apply to our executive officers. Each director is expected to acquire, within three years of joining the Board, shares of Griffon’s common stock equal in value to three times the base annual retainer fee. Under these guidelines, each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2019.

Fiscal 2019 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4)	Total (5)($)
Henry A. Alpert	89,000	90,003	179,003
Thomas J. Brosig	90,000	90,003	180,003
Blaine V. Fogg (1)	59,000	90,003	149,003
Louis J. Grabowsky	93,500	90,003	183,503
Rear Admiral Robert G. Harrison	74,000	90,003	164,003
General Donald J. Kutyna (2)	66,500	90,003	156,503
General Victor E. Renuart	66,500	90,003	156,503
James W. Sight (3)	28,000	90,007	118,007
Samanta Hegedus Stewart	62,000	90,003	152,003
Kevin F. Sullivan	106,500	90,003	196,503
Cheryl L. Turnbull	74,000	90,003	164,003
William H. Waldorf	73,500	90,003	163,503

(1)	After serving on the Board with distinction for over fourteen years, Mr. Fogg passed away on July 14, 2019.

(2)	General Kutyna retired from the Board on November 12, 2019.

(3)	Mr. Sight was elected to the Board on July 31, 2019.

(4)

Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 13, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2019.

As of September 30, 2019, each of Messrs. Alpert, Brosig, Grabowsky, Harrison, Kutyna, Renuart, Sullivan and Waldorf held 9,884 shares of restricted stock outstanding. Mr. Sight, Ms. Turnbull and Ms. Stewart held 5,505, 8,946 and 8,673 shares, respectively, of restricted stock outstanding as of such date. All of Mr. Fogg’s outstanding shares of restricted stock vested upon his death in accordance with the terms of the applicable grant agreements.

(5)

Each of our non-employee directors participates in group life and accidental death and dismemberment policies maintained by us. We pay the group premiums; the total allocated cost for each such individual is less than $1,000 per year (and is not reflected in this chart).

PROPOSAL 2—ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2020 Annual Meeting will take place at our 2021 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3—APPROVAL OF AMENDMENT NO. 2 TO THE
GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN

Summary

The Board of Directors approved Amendment No. 2 (“Amendment No. 2”) to the Griffon Corporation 2016 Equity Incentive Plan (the “Incentive Plan”) to increase, by 1,700,000, the number of shares of common stock available for future awards that can be granted under the Incentive Plan. We are asking our stockholders to approve Amendment No. 2 at the Annual Meeting. The approval of stockholders holding a majority of the shares present (in person or by proxy) at the Annual Meeting is required for Amendment No. 2 to become effective. The Board believes that equity awards are an important part of our executive compensation program and serve to align the interests of award recipients with the interests of our stockholders. The Board approved the increase in shares available for future awards with the goal of preserving the Company’s flexibility to use equity-based compensation in order to incentivize and attract valued directors, employees and other service providers, and to motivate them to make significant contributions to the Company, thereby increasing shareholder value. Each equity award vests over a period of time, and virtually all of our equity awards vest only if certain performance criteria is achieved. We believe the vesting requirements and performance criteria, and other features of our equity incentive compensation program as described below in this Proposal No. 3 and in the Compensation Discussion and Analysis section of this Proxy Statement, serve to retain employees and mitigate the incentives for award recipients to take excessive risks. The Board recommends that you vote FOR the approval of Amendment No. 2.

General

The Board of Directors (the “Board”) recommends that our stockholders approve Amendment No. 2, which it adopted on November 13, 2019. The Board originally adopted the Incentive Plan on November 12, 2015, and the Incentive Plan was originally approved by our stockholders at our Annual Meeting of Stockholders held on January 29, 2016. The Board adopted Amendment No. 1 to the Incentive Plan (“Amendment No. 1”) on November 15, 2017, and Amendment No. 1 to the Incentive Plan was approved by our stockholders at our Annual Meeting of Stockholders held on January 31, 2018. References to the Incentive Plan below shall refer to the Incentive Plan as amended by the Amendment No. 1.

The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and non-employee directors for Griffon and its subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders. The Company is seeking approval of Amendment No. 2 by our stockholders in order to increase the number of shares available for issuance under the Incentive Plan.

As of the record date, December 10, 2019, there were 82,950 shares available for grant under the Incentive Plan. When initially adopted, the Incentive Plan reserved a total of 2,350,000 shares for issuance pursuant to awards. Immediately prior to the adoption of Amendment No. 1, there were 805,104 shares available for awards under the Incentive Plan. At our January 2018 stockholders meeting, our stockholders then approved Amendment No. 1 which increased the number of shares available for awards by 1,000,000 to 1,805,104. The Board has concluded that it is in the best interests of the Company and our stockholders to increase the number of shares available for grant under the Incentive Plan by 1,700,000 shares. The Board considered various aspects of the Incentive Plan in making this recommendation, including the number of shares initially reserved under the Incentive Plan and added pursuant to Amendment No. 1, the number of shares currently available for awards under the Incentive Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board believes that the proposed increase in the number of shares available for issuance under the Incentive Plan is necessary for Griffon to retain the flexibility to grant equity-based incentive compensation to attract and retain executive talent and to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

Outstanding Awards / Three Year Burn Rate

As of the record date, December 10, 2019

•	we had an aggregate total of 3,626,478 unvested restricted shares and restricted share units outstanding;

•	we had zero options outstanding; and

•	there were 82,950 shares available for grant under the Incentive Plan.

We have no other active equity plans other than the Incentive Plan. The closing price of our common stock, as reported on the New York Stock Exchange on December 10, 2019, was $20.38 per share.

We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Total Full-Value Shares Granted (includes performance- based shares)	Performance- based Full- Value shares granted	Full-Value shares granted other than performance- based shares	Performance Shares Earned (i.e., for which the applicable performance criteria was certified as attained) during the applicable Fiscal Year	Total Granted(1)	Weighted Average Number of Common Shares Outstanding (CSO)	Burn Rate (= Total Granted divided by CSO)
2019	1,262,270	1,194,538	67,732	850,408	1,836,280	40,934,000	4.49%
2018	1,343,929	1,127,073	216,856	190,100	813,912	41,005,000	1.98%
2017	869,194	828,494	40,700	1,386,310	2,854,021	41,005,000	6.96%
				Average three-year burn rate =			4.48%

(1)

“Total Granted” in a particular fiscal year equals the sum of (a) two shares for each full-value share granted other than performance shares in such fiscal year, and (b) two shares for each performance share that was “earned” (i.e., for which the applicable performance criteria was certified as attained) during such fiscal year. Performance shares granted in the applicable fiscal year, but which were not earned during the applicable fiscal year, are excluded from the calculation.

Promotion of Good Corporate Governance Practices

The Incentive Plan contains many best practice provisions that reinforce the alignment between stockholders’ interests and equity compensation arrangements for employees, consultants and directors. These provisions include, but are not limited to, the following:

•	No Liberal Share Recycling. Shares retained by or delivered to Griffon to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the exercise of a stock option or the vesting of restricted stock awards or restricted stock units, and shares purchased by Griffon in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Incentive Plan.

•	Minimum Vesting Requirements. No award under the Incentive Plan may be issued with a vesting period of less than one year.

•	No Single-Trigger Vesting upon a Change in Control. The Incentive Plan does not provide for acceleration of unvested equity awards solely in connection with a change in control.

•

No Dividends Prior to Vesting. No dividend or other distribution may be paid with respect to a restricted share Award (or with respect to any other Award) unless the restricted share Award (or other Award) vests.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan are automatically replenished.

•	No Discounted Options. A stock option may not be granted with an exercise price lower than the fair market value of Griffon common stock on the date of grant.

•

No Repricing Without Stockholder Approval. Griffon cannot, without stockholder approval, “reprice” an award by reducing the exercise price of a stock option or exchanging a stock option for a new stock option with a reduced exercise price.

•	No Buyout of Underwater Options. The Incentive Plan prohibits us from purchasing stock options with respect to which the exercise price is higher than the price of Griffon common stock.

•	No Automatic Grants. The Incentive Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The Incentive Plan does not provide for any tax gross-ups.

•	Clawback Policy. All equity awards granted to executive officers under the Incentive Plan are subject to Griffon’s Clawback Policy.

Summary of the Incentive Plan

The following summary sets forth the principal features of the Incentive Plan, as amended by Amendment No. 2, in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Incentive Plan and Amendment No. 2, a copy of each of which is attached hereto as Annexes A and B.

General. The Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, and Other Stock-Based Awards (collectively called “Awards”). Stock options, or “Options,” granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee (the “Committee”).

Number of Shares Authorized. As of December 10, 2019, the total number of shares of our common stock available for awards under the Incentive Plan was 82,950 shares. If our stockholders approve this Proposal No. 3, the number of shares available for awards as of December 10, 2019 will increase by 1,700,000 to a total of 1,782,950 shares.

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. However, shares subject to an Award will not be available for grant if such shares are (a) tendered to, or withheld by, the Company in payment of the exercise price of Options, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the exercise price in connection with the exercise of an Option. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by Griffon will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Committee may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Committee will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

The Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Code.

Eligibility. The Incentive Plan provides that Awards may be granted to employees, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 2,000,000 with respect to Option Awards or 1,000,000 with respect to Awards other than an Option Award.

Any employee or consultant of Griffon or any of its subsidiaries, and any member of the Board, is eligible to receive an Award under the Plan. As of December 10, 2019, Griffon and its subsidiaries had approximately 7,300 employees and approximately 25 consultants, and there were eleven non-employee members of the Board. Participation in the Incentive Plan is discretionary and determined by the Committee from time to time. As of December 10, 2019, 56 individuals held awards that were outstanding under the Incentive Plan.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

Performance Awards

Awards of Performance Shares and Performance Units may be made under the Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of common stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. Except in the case of Qualified Performance-Based Awards, the Committee may modify performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares and Performance Units will be made in shares of common stock.

In the case of Qualified Performance-Based Awards, the applicable performance objectives are limited to one or more of the following:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;

•

earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares and Other Stock-Based Awards on the achievement of performance objectives as described above.

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the number of shares to which it pertains, the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of an option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any incentive stock option granted to an individual who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) shall have an exercise price that is at least 110% of the fair market value of our common stock on the date of grant.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Committee, by certain other shares of common stock owned by the optionee for at least six months, by shares underlying the Option being exercised, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any combination of the foregoing methods.

Term of the Option. The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

Restricted Shares and Deferred Shares

An Award of Restricted Shares is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

An Award of Deferred Shares is an agreement by our Company to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

Restricted Stock Units

An award of a Restricted Stock Unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one Share. Each award agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited. Restricted Stock Units may be settled in cash, shares or any combination thereof; provided, however, that unless otherwise provided in an award agreement, Restricted Stock Units shall be settled in shares.

Other Stock-Based Awards

Other Stock-Based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

General Provisions

Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares and Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Shares or Restricted Stock Units would be forfeitable to the Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event. In no event will the vesting period for any Award be less than one year.

Dividends, Dividend Equivalents and Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period. The Committee may, in its sole discretion, provide for dividends, dividend equivalents or other distributions to be payable with respect to other Awards as well. Notwithstanding the foregoing, any dividends, dividend equivalents or other distributions paid with respect to any Restricted Share Award or other Award shall be subject to the same restrictions that apply to the underlying Award during the restriction period, and shall not be paid unless and until all restrictions applicable to the underlying Award have lapsed. Unless provided otherwise in the applicable Award agreement, an Award of Deferred Shares or Performance Shares does not entitle the participant to dividend equivalents or any dividend, voting or any other ownership rights with respect to the Deferred Shares or Performance Shares.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members, and to certain family entities for estate planning purposes. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise, delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

Certain Terminations of Employment, Hardship and Approved Leaves of Absence. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Such action may include waiving or modifying any limitation or requirement with respect to any Award, and providing for post-termination exercise periods with respect to any Option or SAR, provided that in the case of any Award that is subject to Section 409A of the Code, the Committee shall not take any action unless such action is permissible under Section 409A of the Code and the corresponding treasury regulations. Unless otherwise determined by the Committee, a participant who is terminated for “Cause” (as defined in an applicable employment/consulting or severance agreement or Award agreement, or, if no such agreement applies or contains such term, as defined in the Incentive Plan) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards.

Award Deferrals. An Award Agreement may provide for the deferral of any Award or dividend until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the participant on a form provided by our Company. Deferred Awards may also be credited with interest at rates determined by the Committee.

Change in Control

Unless otherwise provided in the participant’s Award Agreement, in the event of a participant’s termination for any reason other than Cause following a Change in Control, such participant’s Awards other than Options, SARs, Performance Shares, Performance Units and other performance-based Awards, shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value.

Performance-based Awards. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). However, a participant’s entitlement to any performance-based Award is conditioned on such participant’s continued employment with the Company or its subsidiaries until the end of the original performance period or the original date upon which restrictions applicable to the Award were to lapse. However, any performance-based Award shall immediately vest, and any applicable restrictions shall lapse, if, within twenty-four (24) months following the Change in Control, the participant’s employment with the Company or its subsidiaries is terminated by the Company or applicable subsidiary without Cause or as a result of the participant’s death.

A “Change in Control” is defined in the Incentive Plan as:

•

an acquisition of more than twenty percent (20%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by an individual who is a member of the Board as of the effective date of the Incentive Plan, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•

the consummation of a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	the consummation of a plan of liquidation or dissolution of our Company;

•

the individuals on the Board as of the effective date of the Incentive Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Incentive Plan cease to constitute a majority of the Board;

•

the sale or other disposition of our Company and/or its subsidiaries, in one transaction or a series of related transactions within 18 consecutive months, of assets accounting for fifty percent (50%) or more of the consolidated revenues of our Company and its subsidiaries, other than transactions in which substantially all the proceeds are used to continue conducting the business of our Company and/or its subsidiaries; or

•

notwithstanding the above-listed events, in the case of a distribution under the Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

Foreign Participants. The Committee may provide for special terms for Awards to participants who are foreign nationals, or who are employed by or perform services for us or one of our subsidiaries outside of the United States, as the Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Incentive Plan as it considers necessary or appropriate for such purposes without thereby affecting the terms of the Incentive Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Incentive Plan unless the Incentive Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Prohibition on Repricing and Buyouts of Underwater Options. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of our stockholders. Further, without the approval of our stockholders, we are prohibited from cancelling or acquiring in exchange for cash or other property, any option on any given date if, on such date, the exercise price of such option exceeds the fair market value of our common stock.

Effective Date, Amendments, and Termination of the Incentive Plan. Amendment No. 2 will be effective upon its approval by our Company’s stockholders. The Board has the authority to amend or terminate the Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Incentive Plan, (iv) increases the benefits to participants under the Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange.. Finally, the Incentive Plan terminates automatically on November 12, 2025, the tenth anniversary of its adoption by the Board.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Units and Performance Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon vesting will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of our common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Shares and Restricted Stock Units

Restricted Shares and Restricted Stock Units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such Restricted Shares who does not make the election described below, and any participant who receives Restricted Stock Units, recognizes no taxable income upon the receipt of Restricted Shares or Restricted Stock Units and neither Griffon nor the applicable subsidiary is entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares or Restricted Stock Units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares or in the shares received upon settlement of Restricted Stock Units will be equal to their fair market value when the forfeiture restrictions lapse with respect to Restricted Shares and when the shares are delivered to the participant in settlement of Restricted Stock Units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Shares (but not Restricted Stock Units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service within 30 days after shares of restricted stock are received, and the participant must provide a copy of his or her election to his or her employer.

Nonqualified Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and Griffon (or one of our subsidiaries) will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sale price of the shares is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Shares surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Other Stock-Based Awards

The tax consequences of receiving Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Shares, Deferred Shares, Performance Units and Shares and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in the form of shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding tax deduction. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding

Griffon or the applicable subsidiary is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing us to retain the number of shares necessary to satisfy the minimum withholding obligation, or by delivering shares held by the participant in an amount permitted by the administrative guidelines promulgated by the Committee to satisfy all or a portion of the applicable income and employment taxes related to the Award.

Code Section 162(m)

In 2017 and prior years, Section 162(m) of the Code prohibited a publicly-held corporation from deducting compensation paid in any one taxable year in excess of $1 million to a “covered employee” unless the compensation qualified as “performance-based compensation” subject to certain requirements. Prior to the amendment of Section 162(m), as described below, a covered employee for this purpose was the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Exchange Act.

The Tax Cuts and Jobs Act, passed by Congress in December 2017, amended Section 162(m) by eliminating the “performance-based” compensation exemption under Section 162(m) and revising the definition of “covered employee.” Therefore, for 2018 and going forward, compensation paid to our chief executive officer, our chief financial officer and to each of our other named executive officers (as required to be disclosed in our annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer. There is, however, a transition rule that allows “performance-based” compensation in excess of $1,000,000 to continue to be deductible if the remuneration is provided pursuant to a binding contract which was in effect on November 2, 2017 and which was not subsequently materially modified.

Code Section 280G

If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with, or is otherwise “contingent” or deemed to be contingent (within the meaning of Section 280G) upon, a change in control, such vesting or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent us (or one of our subsidiaries) from deducting such “excess parachute payment.” Under certain agreements that we have entered into with our employees, if the employee would receive a greater net amount by having his or her parachute payments reduced rather than receiving all such payments and paying the excise tax, then we may be required to reduce the transaction-based payments due to such individual.

New Plan Benefits

Because benefits under the Incentive Plan will depend on the actions of the Committee and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve Amendment No. 2. For the last completed fiscal year, the total number of shares underlying awards that were granted to each of our named executive officers is set forth in the “Grants of Plan Based Awards in 2019” table; as of December 10, 2019, the total number of shares underlying awards granted to our current named executive officers as a group was 2,339,128 shares; and the total number of shares underlying the awards granted to all other employees (excluding our current executive officers) was 1,287,350 shares.

Vote Required and the Recommendation of the Board

Approval of Amendment No. 2 to the Griffon Corporation 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy voting on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENT NO. 2 TO THE GRIFFON
CORPORATION 2016 EQUITY INCENTIVE PLAN.

AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2019.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2019 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Audit and Related Fees” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee Louis J. Grabowsky (Chairman) Thomas J. Brosig Kevin F. Sullivan William H. Waldorf

PROPOSAL 4—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2020. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2020.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

AUDIT AND RELATED FEES

Audit Fees

We were billed by Grant Thornton LLP the aggregate amount of approximately $3,416,000 in respect of fiscal 2019 and $3,391,000 in respect of fiscal 2018 for fees for professional services rendered for the audit of our annual financial statements and internal controls in compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and review of our financial statements included in our Forms 10-Q and other filings with the SEC.

Audit-Related Fees

We were billed by Grant Thornton LLP the aggregate amount of approximately $115,000 in respect of fiscal 2019 and $132,000 in respect of fiscal 2018 for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and which are not included in the amounts listed above under “Audit Fees.” In fiscal 2019, such amount related to a contemplated financing and an ordinary course comment letter received from the Securities and Exchange Commission. In fiscal 2018, such amount related to an S-8 registration statement, an S-3 “shelf” registration statement, and a secondary offering in which an affiliate of Goldman Sachs sold its remaining shares of Griffon common stock.

Tax Fees

Grant Thornton LLP did not bill us any fees for tax-related services in respect of fiscal 2019 or fiscal 2018.

All Other Fees

We were not billed by Grant Thornton LLP for any other services in fiscal 2019 or fiscal 2018 not described in the preceding paragraphs.

Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with the statement of principles, the Audit Committee determined that all non-prohibited services to be provided by the independent registered public accounting firm are to be approved in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE
RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $50,000 in which we or any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities, or any of their immediate family members, participates or otherwise has a certain level of affiliation or interest. The policy also sets forth certain processes and procedures for the Company to monitor and identify related party transactions. The Audit Committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Executive Officer is responsible for evaluating and authorizing any transaction with a value between $50,000 and $120,000, unless the Chief Executive Officer is a related person with respect to the transaction under review, in which case the Audit Committee shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the Audit Committee or the Chief Executive Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the price or other consideration involved

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2019 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, as amended, requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and The New York Stock Exchange. Based solely upon our review of copies of the forms furnished to us and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2019.

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $50,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or other means. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this Proxy Statement and our 2019 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this Proxy Statement and our 2019 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request in writing to American Stock Transfer and Trust Company, Proxy Fulfillment Services, 6201 15th Avenue, Brooklyn, NY 11219, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

Deadline for Submission of Stockholder Proposals for the 2021 Annual Meeting

Proposals of stockholders intended to be presented at the 2021 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than August 19, 2020 to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to October 2, 2020 or after November 1, 2020, the notice will be considered untimely and we will not be required to present such proposal at the 2020 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to October 2, 2020 or after November 1, 2020 at the 2021 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2021 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffon.com.

By Order of the Board of Directors

SETH L. KAPLAN
Senior Vice President, General Counsel and Secretary

Dated: December 17, 2019
New York, New York

Annex A

GRIFFON CORPORATION

2016 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Griffon Corporation 2016 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1. “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents or Other Stock-Based Awards granted under the Plan.

2.2. “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3. “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement.

2.6. “Change in Control” means, after the Effective Date:

(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Stock and Voting Securities; or

(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi) the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/or its Subsidiaries prior to such transaction.

Notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, a “Change in Control” shall not be deemed to have occurred unless an event has occurred which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8. “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations thereunder, and, if applicable meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded.

2.9. “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

2.10. “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.11. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

2.12. “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

2.13. “Dividend Equivalent” means a right awarded under Section 11.3 to receive (or have credited) the equivalent value of dividends paid on Shares.

2.14. “Effective Date” has the meaning provided in Section 22.

2.15. “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.17. “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale prices reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

2.18. “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19. “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee in the Award Agreement, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, it shall not be treated as an incentive stock option hereunder.

2.20. “Non-employee Director” means a member of the Board who is not an Employee.

2.21. “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.22. “Option” means any option to purchase Shares granted under Section 6.

2.23. “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.24. “Option Price” means the purchase price per share payable upon the exercise of an Option.

2.25. “Other Stock-Based Award” means an Award granted pursuant to Section 9A.

2.26. “Participant” means an Employee, Non-employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.27. “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance-Based Award shall be limited to: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.26; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.28. “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.29. “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.30. “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

2.31. “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.32. “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.33. “Restricted Stock Unit” means the right granted under Section 8 to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

2.34. “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

2.35. “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.36. “Stock Appreciation Right” means a right granted under Section 7.

2.37. “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interests in such entity, at the time of such grant.

3. Shares Available Under the Plan.

3.1. Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise or settlement of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, (d) issued in settlement of Restricted Stock Units, (e) issued in payment of Dividend Equivalents or (f) issued in connection with Other Stock-Based Awards, shall not in the aggregate exceed 2,350,000 Shares plus any shares reserved for issuance as of the Effective Date, or underlying awards outstanding as of the Effective Date that are subsequently cancelled or forfeited, under the Griffon Corporation 2011 Equity Incentive Plan, as amended (the “2011 Plan”) and the Griffon Corporation 2006 Equity Incentive Plan; provided that, upon the approval of the Plan by the stockholders of the Company, no further awards will be granted under the 2011 Plan. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

(i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or canceled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan; provided that Shares covered by an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to, or withheld by, the Company in payment of an Option Price, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the Option Price in connection with the exercise of an Option.

(ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2. ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

3.3. Maximum Annual Award. No Participant may receive Awards (including performance-based Awards) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 14, representing more than: (i) 2,000,000 Shares underlying Options; and (ii) 1,000,000 Shares underlying Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents and Other Stock-Based Awards. Notwithstanding the above, the maximum number of shares that may be granted to a Participant in respect of any Performance Period underlying Performance Shares and Performance Units that are intended to be Qualified Performance-Based Awards shall not exceed 1,000,000 Shares, subject to adjustment as provided in Section 14.

4. Plan Administration.

4.1. Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made, other than one made in bad faith.

4.2. Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3. Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1. Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment shall be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2. Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

5.3. Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the number of Shares payable with respect thereto may not exceed a maximum number of Shares specified by the Committee on the Grant Date.

5.4. Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5. Qualified Performance-Based Awards. In the case of a Qualified Performance-Based Award the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i) Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees shall be Participants for a Performance Period within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period.

(ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(iv) Subject to Section 20.2, Awards granted for a Performance Period shall be made to Participants within a reasonable time after completion of the certification described in Section 5.5(iii).

5.6. Other Awards. Any grant of an Award under Sections 6, 7, 8, 9 or 9A and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6. Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1. Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2. Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3. Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4. Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5. Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option may not be exercised more than five years after the Grant Date.

6.6. Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1. Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

7.2. Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

7.3. Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

7.4. Deemed Exercise. The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8. Restricted Shares and Restricted Stock Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Stock Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1. Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant of Restricted Shares may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

8.2. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited to the Company. Unless otherwise provided in an Award Agreement, vested Restricted Stock Units shall be settled within 30 days after the applicable vesting date.

9. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1. Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

9.2. Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

9A. Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 5 through 9, that are based on, related to, or are in some form of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

10. Vesting.

10.1. In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, each grant of Restricted Stock Units shall specify the period during which such Restricted Stock Units shall be subject to forfeiture, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event. Notwithstanding anything in the Plan to the contrary, no Award shall be granted with a vesting period that is shorter than one year.

10.2. Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11. Dividends, Dividend Equivalents, and Other Ownership Rights.

11.1. Restricted Shares. Except as otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture exists. Notwithstanding the foregoing, any dividends or other distributions that, but for this sentence, would have become payable with respect to such Restricted Shares during the period in which such substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

11.2. Deferred Shares and Performance Shares. Unless otherwise determined by the Committee, during the applicable Deferral Period or the Performance Period, as the case may be, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares or Performance Shares, shall not have any rights of ownership in the Deferred Shares or Performance Shares and shall not have any right to vote such Deferred Shares or Performance Shares. Except as stated otherwise in an Award Agreement, a Participant shall not be eligible to receive any dividends or other distributions payable on such Deferred Shares or Performance Shares during the applicable Deferral Period or the Performance Period, as the case may be.

11.3. Dividend Equivalents. In connection with the grant of any Award other than Options, Stock Appreciation Rights or Restricted Shares, the Committee may, in its sole discretion, grant Dividend Equivalents to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date such Award is granted and the date such Award vests, as determined by the Committee. Dividend Equivalents that would otherwise become payable with respect to an Award during the period in which such Award is subject to forfeiture shall not be paid to the Participant unless and until such risk of forfeiture lapses. Unless otherwise provided in an Award Agreement, Dividend Equivalents shall be paid in cash no later than March 15th of the year following the year in which the underlying Award vests. The Committee may impose such other conditions on the grant, vesting and payment of a Dividend Equivalent as it deems appropriate in its discretion.

12. Transferability.

12.1. Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

12.2. Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.3. Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13. Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14. Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16. Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of any taxes required and/or permitted by law to be withheld from an Award by (i) withholding from any payment of Shares due as a result of such Award a number of Shares having a Fair Market Value, as determined by the Company, equal to the minimum amount of such required withholding taxes and/or (ii) permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to all or any portion of such taxes.

17. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 12.3, or any Other Stock-Based-Award that is subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right; provided that in the case of any Award subject to Section 409A of the Code, the Committee shall not take any action pursuant to this Section 17 unless such action is permissible under Section 409A of the Code and the regulations thereunder.

18. Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20. Amendments and Other Matters.

20.1. Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

20.2. Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or a Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

20.3. Conditional Awards. To the extent permitted under Section 409A of the Code, the Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

20.4. Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

20.5. Underwater Option Buyouts Prohibited. Without the approval of the stockholders of the Company, the Company shall not cancel, or acquire in exchange for cash or other property, any Underwater Option. An Option shall be deemed to be an “Underwater Option” on any given date if, and only if, on such date, the Option Price in respect of such Option is greater than the Fair Market Value on such date; provided that nothing herein shall prevent the Committee or the Board from taking any action provided for in Section 14 or 21.3. In no event shall this Section 20.5 be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

20.6. Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is materially adverse to the Participant shall require the Participant’s consent.

20.7. No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

20.8. Compliance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21. Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

21.1. If a Participant is terminated without Cause following such Change in Control, the Participant’s Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares, Performance Units, Dividend Equivalents or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, shall be converted into Shares.

21.2. If a Participant is terminated without Cause following such Change in Control, the Participant’s unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

21.3. Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (a) pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Stock received or to be received by other stockholders of the Company in the event or (b) arrange for substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

21.4. If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted Performance Shares, Performance Units or any other performance-based Awards pursuant to the provisions of Section 5, then, upon the occurrence of such Change in Control, unless otherwise determined by the Committee prior to the date thereof, (a) the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate and (b) for each current Performance Period and each completed Performance Period for which the Committee has not on or before the occurrence of the Change in Control made a determination as to whether and to what degree the Performance Objectives for such period have been attained, the applicable Performance Objectives shall be deemed to have been attained at one hundred percent (100%) of the applicable target level or, if no target level is specified, at such level as shall result in the Participant’s being entitled to receive one hundred percent (100%) of the Award previously granted to him for each such Performance Period; subject to, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, the Participant’s continued service with the Company or its Subsidiaries until the original expiration date of the applicable Performance Period or the original applicable date on which the restrictions applicable to the Award were to lapse, as the case may be (except that upon a termination of the Participant’s employment within 24 months after a Change of Control (i) by the Company without Cause or (ii) as a result of the Participant’s death, the Participant’s Award will immediately vest and the restrictions shall lapse).

21.5. Upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid after the occurrence of the Change in Control but no later than the 90th day following such Change in Control.

21.6. Notwithstanding any provision of this Section 21, in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

22. Effective Date. This Plan shall become effective on the date it is approved by the stockholders of the Company (the “Effective Date”). All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

23. Termination. This Plan shall terminate on the tenth anniversary of the earlier of the date on which the Plan was adopted or the Effective Date, and no Award shall be granted after such date.

24. Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

25. Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

26. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

27. No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

28. No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to the 20% penalty tax and interest under Section 409A of the Code.

29. Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware.

AMENDMENT NO. 1

GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN

WITNESSETH:

WHEREAS, Griffon Corporation (the “Company”) adopted the Griffon Corporation 2016 Equity Incentive Plan (the “Plan”) to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders as further described therein, and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available under the Plan, and

WHEREAS, the Company desires to amend the Plan to preclude the payment of dividends or dividend equivalents on awards until such awards are vested.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subject to and effective upon stockholder approval, the shares available under the Plan pursuant to Section 3.1 shall be increased by 1,000,000 shares.

2. A new Section 11.4 is added to the Plan, effective November 15, 2017, to read as follows:

“11.4. No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding anything to the contrary in the Plan, any dividends, Dividend Equivalents, or other distributions that, but for this sentence, would have become payable with respect to any Award (including without limitation Awards referred to in Sections 11.1, 11.2 and 11.3) during the period in which a substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.”

3. Except as specifically provided in and modified by this amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this amendment.

To record the adoption of this Amendment No. 1 to the Plan, Griffon Corporation has caused its authorized officer to affix its corporate name this 15th day of November, 2017.

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan Name: Seth L. Kaplan Title: Senior Vice President

Annex B

AMENDMENT NO. 2

GRIFFON CORPORATION 2016 EQUITY INCENTIVE PLAN

WITNESSETH:

WHEREAS, Griffon Corporation (the “Company”) adopted the Griffon Corporation 2016 Equity Incentive Plan (the “Plan”) to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders as further described therein, and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subject to and effective upon stockholder approval, the shares available under the Plan pursuant to Section 3.1 shall be increased by 1,700,000 shares.

2. Except as specifically provided in and modified by this amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this amendment.

To record the adoption of this Amendment No. 2 to the Plan, Griffon Corporation has caused its authorized officer to affix its corporate name this 13th day of November, 2019.

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan Name: Seth L. Kaplan Title: Senior Vice President

0

GRIFFON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
January 30, 2020

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints RONALD J. KRAMER and SETH L. KAPLAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on January 30, 2020 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)

1.1	14475

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

January 30, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

20503003003000000000	1	013019
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Thomas J. Brosig ¡ Robert G. Harrison ¡ Lacy M. Johnson ¡ James W. Sight ¡ Samanta Hegedus Stewart

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote FOR approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.

		FOR	AGAINST	ABSTAIN
3.	Approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.

		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

January 30, 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20503003003000000000	1	013019

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Thomas J. Brosig ¡ Robert G. Harrison ¡ Lacy M. Johnson ¡ James W. Sight ¡ Samanta Hegedus Stewart

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote FOR approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.

		FOR	AGAINST	ABSTAIN
3.	Approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.

		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting of

GRIFFON CORPORATION

To Be Held On:

January 30, 2020

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to security holders are available at: http://www.astproxyportal.com/ast/03170.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before January 16, 2020.

Please visit http://www.astproxyportal.com/ast/03170, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders
• Proxy Statement
• Form of Electronic Proxy Card
• Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers) E-MAIL: info@astfinancial.com
WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:	ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting. The Annual Meeting will be held at the offices of Dechert LLP, 1095 Avenue of Americas, New York, NY 10036, on Thursday, January 30, 2020 at 10:00 a.m. You may obtain directions to the meeting by accessing the following website: http://www.dechert.com/new_york/.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

The Board of Directors recommends a vote FOR the election of directors.		The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
1. ELECTION OF THE FOLLOWING NOMINEES:		2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.
NOMINEES:	Thomas J. Brosig Robert G. Harrison Lacy M. Johnson James W. Sight Samanta Hegedus Stewart	The Board of Directors recommends a vote FOR approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.
		3.	Approval of the amendment to the Griffon Corporation 2016 Equity Incentive Plan.
The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.

		4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2020.
		5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

Please note that you cannot use this notice to vote by mail.